UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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ENOVIX CORPORATION
(Name of Registrant as Specified In Its Charter)

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ENOVIX

2026

Proxy Statement

& Notice of Annual Meeting

ENOVIX
100% Active
Lithium-ion

Just in Time for the Future™

ENOVIX

Dear Fellow Shareholders,

2025 was a year of focused execution and meaningful progress as we advanced Enovix from innovation to scaled commercialization. We continued to build the operational foundation required to deliver our differentiated silicon-anode battery technology into high-volume applications, while strengthening customer relationships and positioning the Company for long-term growth.
For the full year, we generated record revenue of $31.8 million, representing 38% year-over-year growth, and delivered continued improvements in gross margin driven by higher production volumes and operational efficiencies. A majority of 2025 sales were attributable to products for defense industry applications manufactured at our South Korea facilities. Our global sales pipeline at the end of the year was approximately $100 million with an increasing focus on drone manufacturers. We exited the year with approximately $621 million in cash and marketable securities, providing the resources to execute on our manufacturing scale-up and commercialization roadmap. In addition in 2025, we executed an approximately $60M share repurchase program, with additional authorization expanding total capacity to $75M, reflecting confidence in long-term value.
We deepened our engagement with leading global customers, particularly in the smartphone market. During the year, we expanded our integration efforts with a key smartphone OEM, working closely on product design, performance validation, and system-level optimization. Our batteries have continued to meet stringent requirements for energy density, fast charging, and safety, and we believe this collaboration positions us well as we move toward qualification and eventual volume production. This deeper partnership reflects growing confidence in our technology and our ability to execute at scale.
We also continued to expand our presence in emerging applications, including smart eyewear and other AI-driven devices, where our high energy density and compact form factor provide a meaningful advantage. Progress in these segments further reinforces the breadth of opportunity for our platform.
A central priority in 2025 was scaling our manufacturing capabilities. At Fab2 in Malaysia, we made steady progress improving yield, throughput, and line stability, while advancing equipment installation and process optimization. These efforts are critical to enabling consistent, high-volume production and supporting the increasing demand we are seeing from customers.
At the Board level, we remained focused on aligning our governance and expertise with the Company’s next phase of growth. In 2025, we welcomed Dan McCranie to our Board of Directors. Mr. McCranie brings decades of leadership experience in the storage and semiconductor industries, including senior executive roles at Cypress Semiconductor, as well as extensive public company board service, including as Chairman of the Board of ON Semiconductor Corporation. His deep background in high-volume manufacturing and global operations is highly relevant as we scale our production footprint and execute our commercialization strategy.
Our priorities are clear: complete customer qualifications, ramp up production, and deliver our technology into high-volume markets. The progress we made in 2025 gives us confidence in our ability to execute and reinforces our belief in the significant opportunity ahead.
We invite you to review this Proxy Statement for additional information regarding the Meeting.
We look forward to your participation
Sincerely,

Raj Talluri
Chief Executive Officer

ENOVIX

Nasdaq: ENVX *Advanced Silicon-Anode Battery Technology*

$31.8M	$621M	23%
FY2025 Revenue	**Cash & Securities**	**Non-GAAP Gross Margin**
Record High | +38% YoY	*Year-End 2025*	*vs .9% in FY24*

Technology Leadership

AI-1™ Platform
100% active silicon-anode architecture
420+ patents assets

Independent Validation
Polaris Battery Labs confirmed 935 Wh/L — leading energy density for smartphone battery

Fast Charge Performance[1]
20% in 3.8 min | 50% in 12.3 min | 100% in 39.5 min

Fast Company Recognition
Named to 2025 'Next Big Things in Tech' list — Oct 2025

Market Opportunities

Smartphones $12B+ TAM[2]
Lead customer: HONOR | Qualification advancing towards launch

Smart Eyewear & IoT $8B+ TAM[3]
CCC & UL certified | Initial production orders from leading AI OEM received Q4 2025

Defense & Industrial $3B TAM[4]
Serves 2 of Korea's 3 major military contractors | majority of FY2025 revenue

EVs & Computing $500B+ TAM[5]
Long-term addressable market via scalable silicon-anode architecture

Operations & Strategy

Fab2 Malaysia
Focus on improving yield & throughput improvements across all zones | focus on ramp for smartphone, smart eyewear & defense

Korea Operations
Established revenue engine with a focus on defense
Expanded manufacturing footprint with acquisition of assets from SolarEdge Korea

Global Footprint
Headquarters: Fremont, CA | Operations: Malaysia, South Korea, India and China

Capital
$360M convertible notes issued (4.75%, due 2030)
$224M net proceeds from Warrant dividend distributed
$135M buyback authorized by board

1) Based on internal testing
2) IDC Mobile Phone Tracker, 2024 Smartphone Units estimates as of January 2023
3) Company estimates as of January 2023; IDTechEx Forecast Wearable Technology 2021-2031; IDC Worldwide AR/VR Headset Forecast 2022Q3; Avicenne Energy Battery Market for Video Games 2017-2030; Statista Number of IoT Connected; Bank of America Research, September 2025.
4) Research and Markets; Military Battery Market Forecasts from 2021 – 2026; Needham Research, February 2026.
5) TAM estimate for 2040: The New Oil: Investment Implications of the Global Battery Economy - Morgan Stanley Research, Nov. 15, 2021

ir.enovix.com | Nasdaq: ENVX

Notice of 2026 Annual Meeting of Stockholders

Dear Stockholder of Enovix Corporation:
The 2026 Annual Meeting of Stockholders (“Annual Meeting”) of Enovix Corporation (the “Company”) will be held on Thursday, June 11, 2026 at 1:30 p.m. Pacific Daylight Time.
The Annual Meeting will be held for the following purposes:

DATE & TIME
Thursday, June 11, 2026
1:30 p.m. Pacific Daylight Time
WHERE
Virtual Meeting via webcast at www.virtualshare
holdermeeting.com/ENVX2026
RECORD DATE
The close of business on April 13, 2026
PROXY MATERIALS
Our proxy statement and annual report are available at www.proxyvote.com

1	To elect eight director nominees to serve until the 2027 Annual Meeting of Stockholders;

2	To approve, on an advisory basis, the compensation of our named executive officers; and

3	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2027.

Stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. These matters are more fully described in the accompanying Proxy Statement. Stockholders of record at the close of business on April 13, 2026, the record date, are entitled to vote at the Annual Meeting or any adjournment thereof.
To participate in the Annual Meeting, visit www.virtualshareholdermeeting
.com/ENVX2026, and log in using the 16-digit control number printed in the box marked by an arrow on your proxy card or voter instruction form.
YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE.
Whether or not you are able to attend the virtual Annual Meeting, it is important that your shares be represented. We expect to commence mailing our proxy materials to stockholders on or about April 24, 2026, which include the attached Proxy Statement, our Annual Report, and proxy card or voter instruction form. Please follow the voting instructions to vote online, or complete, date, sign and return the proxy card by mail. On behalf of our Board of Directors, thank you for your participation in this important annual process.
By Order of the Board of Directors,
Arthi Chakravarthy
Chief Legal Officer and Corporate Secretary
April 24, 2026
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 11, 2026: This Proxy Statement and the 2025 Annual Report are available at www.proxyvote.com.

In this Proxy Statement, the terms “Enovix,” “the Company,” “we,” and “our” refer to Enovix Corporation, and the terms “Board” and “Board of Directors” refer to the Board of Directors of Enovix Corporation. References to external websites are for convenience only and are not incorporated by reference.

This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, are forward-looking statements. Examples of forward-looking statements include statements regarding our business and governance strategy, executive compensation program objectives and philosophy, and management’s goals and objectives for future operations. These forward-looking statements, and the assumptions underlying such statements, involve a number of risks, uncertainties, some of which are beyond our control. These risks and uncertainties include, but are not limited to, those factors described under the caption “Risk Factors” in our Annual Report, subsequent quarterly reports and other documents filed with the Securities and Exchange Commission (“SEC”) from time to time. Forward-looking statements speak only as of the date made, and we undertake no obligation to revise or update them.

Proxy Summary
Voting Roadmap
Meeting Details

DATE & TIME	WHERE	RECORD DATE	PROXY MATERIALS
Thursday, June 11, 2026 1:30 p.m. Pacific Daylight Time	Virtual Meeting via webcast at www.virtualshare holdermeeting.com/ENVX2026	The close of business on April 13, 2026	Our Proxy Statement and Annual Report are available at www.proxyvote.com

How to Vote

BY MAIL	BY PHONE	BY INTERNET	VOTE LIVE
Mark, sign and date your proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.	Use any touch-tone telephone to transmit your voting instructions by calling: 1-800-690-6903	Access the website www.proxyvote.com and follow the instructions to obtain your records and create an electronic voting form.	Attend the virtual meeting and enter your unique 16-digit voting control number provided to you in your proxy card

Voting Recommendations
The Annual Meeting will be held for the following purposes:

PROPOSAL 1	✓	The Board Recommends a Vote “FOR” Each of the Nominees
To elect eight director nominees to serve until the 2027 Annual Meeting of Stockholders;

PROPOSAL 2	✓	The Board Recommends a Vote “FOR” this proposal
To approve, on an advisory basis, the compensation of our named executive officers; and

PROPOSAL 3	✓	The Board Recommends a Vote “FOR” Ratification
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2027.

Enovix Corporation	1	2026 Proxy Statement

Director Nominees

				Committee Memberships

Name	Age	Director Since	Independent (Y/N)	AC	CC	Cyber	NCGC

Thurman John Rodgers	78	2020	N
Betsy Atkins	72	2021	Y		●	●	C
Pegah Ebrahimi	46	2021	Y	●			●
Bernard Gutmann	66	2023	Y	C
Joseph Malchow	40	2023	Y	●	●	C	●
J. Daniel McCranie	82	2025	Y	●	C
Gregory Reichow	56	2021	Y			●
Dr. Raj Talluri	63	2023	N

●	Member	AC	Audit Committee	Cyber	Cybersecurity Committee
C	Chair	CC	Compensation Committee	NCGC	Nominating and Corporate Governance Committee

AVERAGE TENURE *	AVERAGE AGE	INDEPENDENCE
*Tenure calculated since Enovix became a public company in July 2021.

Enovix Corporation	2	2026 Proxy Statement

Executive Compensation Highlights
Our executive compensation program is designed to align executive pay with the successful execution of those strategic priorities that will lead to the creation of long‑term stockholder value. The Compensation Committee believes that target pay opportunities should be structured to attract and retain highly qualified leaders and incentivize successful execution of our business objectives, while realized compensation should directly align with the value that execution creates for stockholders.

We established rigorous, multi-dimensional performance objectives designed to drive growth, with 92% of our CEO’s 2025 target total direct compensation “at risk.”

Annual Incentive Program
Our Critical Success Factors (“CSFs”), which generate our executives’ annual compensation, are centered on key organizational objectives that we believe will drive the specific, high-stakes behaviors necessary for commercial execution and our long-term growth strategy. For 2025, the CSFs focused on four key strategic areas: sales, manufacturing, technology development and financial performance.

Sales

Manufacturing

Technology Development

Financial Performance

Our framework rewards the disciplined execution required to advance from technological development to scalable commercialization. As demonstrated below by the payouts under our Annual Incentive Program, these rigorous standards hold our executives accountable for performance.

	Actual Points Achieved

Category of CSF	Q1 2025	Q2 2025	Q3 2025	Q4 2025

Sales	19.2	24.4	32.5	23.0
Manufacturing	28.5	25.0	9.6	9.6
Technology Development	35.0	23.5	14.0	5.0
Financial	9.9	12.0	14.0	10.0
Total Points	92.5	84.9	70.1	47.6
Final Corporate CSF Payout Factor	100%	100%	67%	0%
Average Payout for NEOs	100%	92%	57%	0%

AIP Payouts Averaged 62% for NEOs in 2025

Enovix Corporation	3	2026 Proxy Statement

Long-Term Incentive Equity
We use long-term incentive (LTI) stock awards consistent with our compensation philosophy to attract, retain and motivate our executive officers, reward sustained performance over multiple years, align the interests of our executives with those of our stockholders, and enhance the personal stake of executive officers in the growth and success of the Company. Our target LTI equity awards consist of 50% service-based restricted stock units (“RSUs”) and 50% performance-based RSUs (“PRSUs”).
The final payouts for the LTI equity awards based on our named executive officers’ performance during fiscal year 2025 are shown below:

2025-2026 LTI PRSU
Performance Metric	Weighting (%)	Achievements	Payout (%)

Sales	25%	6 different customers across the mobile, defense and internet of things (IoT) markets met at least 4 of the 6 criteria for a design win.	200%
Manufacturing	25%	Met some but not the threshold level of key metrics required	0%
Technology Development	25%	Met some but not the threshold level of key metrics required.	0%
Financial Performance	25%	Delivered record full-year 2025 revenue of $31.8 million, compared to $23.1 million in 2024, representing 38% year-over-year growth.	87%
Final Payout for FY25 Performance: 72% of Target

2024-2025 LTI PRSU
Performance Metric	Weighting (%)	Achievements	Payout (%)

Manufacturing	50%	New line design cost reduced resulting from an anticipated decrease in capital expenditures for a second high volume manufacturing line.	88%
Financial Performance	50%	Did not meet the specified level of revenue growth targets.	0%
Final Payout for FY25: 44% of Target
Our compensation framework aligns performance with payouts.
The following chart compares the target and realized values of annual compensation for opportunities awarded to our CEO, Dr. Talluri, in fiscal years 2024 and 2025. The substantial declines between target and realized pay each year reflected in the chart underscore that our compensation framework functions as intended—limiting payouts when specific performance milestones are not fully met. This downward trend illustrates the Compensation Committee's discipline in balancing competitive market positioning with strict accountability for performance, ensuring that leadership rewards are only sustained by delivering long-term value to our stockholders.

CEO TARGET & REALIZED COMPENSATION
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$11,610,816
(79%)
$2,444,223
$8,250,010
(55%)
$3,700,756
Target
Realized
FYE 2024
Target
Realized
FYE 2025
Base Salary
AIP
LTI RSU
LTI PRSU

Enovix Corporation	4	2026 Proxy Statement

Information Regarding the Board of Directors and Corporate Governance

Just in Time for the Future™

ENOVIX

Information Regarding the Board of Directors and Corporate Governance
PROPOSAL NO. 1
Election of Directors
Upon the recommendation of the Nominating and Corporate Governance Committee of our Board of Directors, our Board has nominated the eight director nominees listed below for election at the Annual Meeting. Each of the director nominees currently serves on our Board. If elected at the Annual Meeting, each nominee will serve a one-year term that will expire at the 2027 Annual Meeting of Stockholders when their successors are elected. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve if elected.

✓	The Board of Directors Unanimously Recommends a Vote “FOR” the Election of Each of the Nominees Listed Below.
Director Nominees’ Skills, Experience and Background
This table and the biographies below provide information regarding our eight director nominees. The Board of Directors has concluded that each of these incumbent directors should be nominated for re-election based on their extensive senior leadership experiences, competencies and other key qualifications summarized in the director biographies below. We believe the directors’ combined strengths are vital to the Board’s ability to provide independent oversight, effective risk management and guidance toward long-term sustainable stockholder value.

Name	Position	Age	Independent (Y/N)	Director Since

Thurman John Rodgers	Chairman	78	N	2020
Betsy Atkins	Director	72	Y	2021
Pegah Ebrahimi	Director	46	Y	2021
Bernard Gutmann	Director	66	Y	2023
Joseph Malchow	Director	40	Y	2023
J. Daniel McCranie	Director	82	Y	2025
Gregory Reichow	Director	56	Y	2021
Dr. Raj Talluri	President, CEO and Director	63	N	2023

Enovix Corporation	6	2026 Proxy Statement

Director Biographies
Biographical and other information for our directors is provided below.

EXPERIENCE: Mr. Rodgers has served as Chairman of our Board of Directors since July 2021 and previously served as Chief Executive Officer and Chairman of the Board of our predecessor entity, Rodgers Silicon Valley Acquisition Corporation (RSVAC).
Mr. Rodgers founded Cypress Semiconductor Corporation in 1982 and served as the President, Chief Executive Officer and as a member of its Board of Directors until April 2016. Mr. Rodgers currently serves as the CEO of SunPower Inc. (f/k/a Complete Solaria) since April 2024. From January 2017 until January 2023, Mr. Rodgers served as Chairman of the Board of Directors of FTC Solar, Inc., a solar technology company. From May 2002 to May 2011, Mr. Rodgers served as a member of the board of directors of SunPower Corporation, an energy company. Mr. Rodgers is presently a member of the Board of Directors of several privately-held companies.
REASONS FOR NOMINATION: Mr. Rodgers brings more than 35 years of public company CEO experience to the Board, as well as his skills in strategic leadership and management, and as a director of both private and public companies.
OTHER PUBLIC COMPANY DIRECTORSHIPS: Mr. Rodgers currently serves on the board of directors of SunPower Inc. since November 2022 and Enphase Energy, Inc. since January 2017, both of which are public companies in the energy industry.

Thurman John Rodgers Chairman Age: 78 Director Since: 2020

SKILLSET:
	•Engineering and Technical •Manufacturing / Supply Chain •Semiconductor / Battery Design •Intellectual Property and Patent •International Business - Asia Pacific •CEO / Executive Management	•Financial Management and Accounting •Sales and Business Development •Public Board / Governance •Entrepreneurship •Human Capital Management

Enovix Corporation	7	2026 Proxy Statement

EXPERIENCE: Betsy Atkins has served as a member of our Board of Directors since July 2021 and previously served as a member of the Board of Directors of Enovix’s predecessor entity from January 2021 to January 2023. Since 1994, Ms. Atkins has served as the Chief Executive Officer of Baja Corp, an independent venture capital firm focused on technology, renewable energy and life sciences.
REASONS FOR NOMINATION: Ms. Atkins brings decades of public company CEO experience to the Board, as well as her skills as a director of public and private companies, and corporate governance expertise.
OTHER PUBLIC COMPANY DIRECTORSHIPS: Ms. Atkins is a highly acclaimed public company director and author and currently serves on the public company boards of Rackspace Technology, a technology solutions company, SolarEdge, a clean energy solutions company and Wynn Resorts Ltd., a hospitality company, as well as other private companies.
PRIOR PUBLIC COMPANY DIRECTORSHIPS (past five years): Ms. Atkins previously served on the boards of SL Green Realty Corp., a real estate investment trust, Cognizant Technology Solutions, an information technology services company, Schneider Electric, an energy company, Covetrus, Inc. and its predecessor, Vets First Choice, a pharmaceutical company, HD Supply, Inc., an industrial distributor, and SunPower Corporation, a publicly-traded energy company.

Betsy Atkins Director Age: 72 Director Since: 2021

COMMITTEES:
	•Compensation •Cybersecurity	•Nominating and Corporate Governance

SKILLSET:
	•CEO / Executive Management •Public Board / Governance •Entrepreneurship	•Human Capital Management •IT / Cybersecurity

Enovix Corporation	8	2026 Proxy Statement

EXPERIENCE: Pegah Ebrahimi has served as a member of our Board of Directors since November 2021. Since February 2022, Ms. Ebrahimi has served as Co-Founder and Managing Partner of FPV Ventures, an investment fund focused on investing in mission driven founders. From October 2019 to January 2021, Ms. Ebrahimi served as a board advisor of Gainsight Inc., a technology company, focused on software optimizing the customer experience and improving product analytics. From January 2019 to October 2020, she served as the Chief Operating Officer of Cisco Collaboration at Cisco Systems Inc., a publicly-traded, multinational company, focused on designing and developing networking equipment and technology.
From November 2013 to January 2019, she served as chief operating officer of Global Technology Banking at Morgan Stanley & Co. LLC, a multinational investment bank and financial services company, where she previously served as chief information officer of global investment banking from December 2009 to November 2013 and vice president investment banking from July 2008 to November 2009. From 2015 to May 2018, she served as an advisory board member of Accompany, Inc., a technology company, focused on designing and developing a relationship intelligence platform.
Ms. Ebrahimi received a B.S. in Economics and Mathematics from the Massachusetts Institute of Technology.
REASONS FOR NOMINATION: Ms. Ebrahimi brings financial and capital markets expertise, as well as strategic executive leadership experience to the Board.

Pegah Ebrahimi Director Age: 46 Director Since: 2021

COMMITTEES:
	•Audit	•Nominating and Corporate Governance

SKILLSET:
	•Engineering and Technical •Financial Management and Accounting	•Sales and Business Development •Entrepreneurship •IT / Cybersecurity

Enovix Corporation	9	2026 Proxy Statement

EXPERIENCE: Bernard Gutmann has served as a member of our Board of Directors since June 2023. Mr. Gutmann brings close to forty years of experience in the semiconductor space. Most recently he served as the Executive Vice President and Chief Financial Officer & Treasurer of ON Semiconductor, a semiconductor manufacturing company, a position he held from September 2012 to February 2021. Prior to that, from 2006 to 2012, he served in the role of Vice President, Corporate Analysis & Strategy of SCI LLC, a wholly owned subsidiary of ON Semiconductor. From 1999 to 2002, he held the position of Director, Financial Planning & Analysis of SCI LLC.
In these roles, his responsibilities have included finance integration, financial reporting, restructuring, tax, treasury and financial planning and analysis. Prior to joining ON Semiconductor, Mr. Gutmann served in various financial positions with Motorola, a consumer electronics company, from 1982 to 1999, including controller of various divisions and an off-shore wafer and backend factory, finance and accounting manager, financial planning manager and financial analyst.
Mr. Gutmann holds a Bachelor of Science in Management Engineering from Worcester Polytechnic Institute in Massachusetts.
REASONS FOR NOMINATION: Mr. Gutmann brings financial expertise, as well as both executive and leadership experience to the Board.

Bernard Gutmann Director Age: 66 Director Since: 2023

COMMITTEES:
•Audit

SKILLSET:
	•Semiconductor / Battery Design •International Business - Asia Pacific •CEO / Executive Management	•Financial Management and Accounting •IT / Cybersecurity

Enovix Corporation	10	2026 Proxy Statement

EXPERIENCE: Joseph Malchow has served as a member of our Board of Directors since June 2023. Since 2013, Mr. Malchow has served as the Founding Partner at HNVR Technology Investment Management, a venture capital firm based in Portola Valley, California. Mr. Malchow also serves on the Board of Enphase Energy, Inc., a global energy technology company, where he has helped to architect a digital transformation to advance software-defined distributed clean energy systems. From December 2020 through July 2021, he served on the Board of Enovix’s predecessor entity.
Mr. Malchow also serves as a member of the Board of the National Civic Arts Society in Washington, D.C. and has a wide range of technical expertise, including scaled infrastructure, software-driven businesses, data and computer security and artificial intelligence.
Mr. Malchow holds an A.B. from Dartmouth College and a J.D. from Stanford University.
REASONS FOR NOMINATION: Mr. Malchow brings entrepreneurial, investment and leadership experience to the Board, as well as his technical and financial expertise.
OTHER PUBLIC COMPANY DIRECTORSHIPS: Enphase Technologies, Inc.
PRIOR PUBLIC COMPANY DIRECTORSHIPS (past five years): From January 2021 to January 2023, Mr. Malchow served on the Board of Archaea Energy Inc., a leading producer of renewable energy, until its acquisition by BP.

Joseph Malchow Director Age: 40 Director Since: 2023

COMMITTEES:
	•Audit •Compensation	•Cybersecurity

SKILLSET:
	•Engineering and Technical •CEO / Executive Management • •Financial Management and Accounting •Sales and Business Development	•Public Board / Governance •Entrepreneurship •Human Capital Management •IT / Cybersecurity

Enovix Corporation	11	2026 Proxy Statement

J. Daniel McCranie has served as a member of our Board since August 12, 2025. Mr. McCranie currently serves as the EVP of Sales of SunPower Inc., as well as member of its Board of Directors, including serving as Chair of its Compensation Committee. Previously, Mr. McCranie served on the Board of Enovix Corporation and its predecessor entity, from December 2020 to January 2023, including serving as Chair of the Compensation Committee.
Mr. McCranie has served in executive leadership roles within the semiconductor industry including EVP of Sales for Cypress Semiconductor, CEO for SEEQ Technology, SVP at Harris Semiconductor and Area Director for AMD.
Mr. McCranie holds a B.S. in Electrical and Electronics Engineering from Virginia Tech.
REASONS FOR NOMINATION: Mr. McCranie brings to our Board more than three decades of public-company board governance and operating leadership experience across the semiconductor and technology sectors.
OTHER PUBLIC COMPANY DIRECTORSHIPS: SunPower Inc.
PRIOR PUBLIC COMPANY DIRECTORSHIPS: Mr. McCranie also previously served as a Chairman and Director on the Boards of several other companies in the semiconductor and technology industries, including Cypress Semiconductor (2017-2019), Nexgen Power Systems (2018-2022), ON Semiconductor (2001-2017), Freescale Semiconductors (2010-2013), Microchip, f.k.a. Microsemi Corporation (2006-2010), Virage Logic (2004-2010), and Xicor Corporation (2001-2006).

J. Daniel McCranie Director Age: 82 Director Since: 2025

COMMITTEES:
	•Audit	•Compensation

SKILLSET:
	•Engineering and Technical •Manufacturing / Supply Chain •Semiconductor / Battery Design •International Business - Asia Pacific •CEO / Executive Management	•Financial Management and Accounting •Sales and Business Development •Public Board / Governance •Human Capital Management

Enovix Corporation	12	2026 Proxy Statement

EXPERIENCE: Gregory Reichow has served as a member of our Board of Directors since July 2021 and as a member of the Board of Directors of Enovix’s predecessor entity. Since July 2016, he has served as a Partner at Eclipse Capital, LLC, a venture capital firm. From June 2013 to July 2016, Mr. Reichow served as Vice President, Production (manufacturing, supply chain and automation engineering), at Tesla, Inc., an electric automobile manufacturer. From April 2011 to June 2013, he served as Vice President of Operations, powertrain, at Tesla.
From November 2003 to April 2011, Mr. Reichow served as Senior Vice President of Operations of SunPower Corporation, an energy company. From 1993 to 2003, he served various manufacturing and quality roles at Cypress Semiconductor Corporation, a semiconductor company.
Mr. Reichow received a B.S. in Mechanical & Industrial Engineering from the University of Minnesota.
REASONS FOR NOMINATION: Mr. Reichow brings valuable manufacturing expertise, as well as executive and leadership experience to the Board.

Gregory Reichow Director Age: 56 Director Since: 2021

COMMITTEES:
•Cybersecurity

SKILLSET:
	•Engineering and Technical •Manufacturing / Supply Chain •Semiconductor / Battery Design •International Business - Asia Pacific	•Financial Management and Accounting •Entrepreneurship •Human Capital Management

Enovix Corporation	13	2026 Proxy Statement

EXPERIENCE: Dr. Raj Talluri has served as our President and Chief Executive Officer and as a member of our Board of Directors since January 2023. Prior to joining Enovix, Dr. Talluri was Senior Vice President and General Manager of the Mobile Business Unit at Micron Technology Inc., a publicly-traded global company, focused on creating data memory and storage solutions, from March 2018 through December 2022. Prior to Micron, from 2009 through March 2018, Dr. Talluri was at Qualcomm Inc., a publicly-traded multinational company, focused on designing and manufacturing semiconductors and wireless telecommunications products, where he served as Senior Vice President and General Manager of the Internet of Things business unit from 2015 through March 2018.
Dr. Talluri began his career at Texas Instruments, a publicly-traded global company, focused on designing, manufacturing and embedding semiconductor chips, from 1993 through January 2009, first as a member of the technical staff and then successively leading product groups and business units over a 16-year tenure culminating with becoming General Manager of the OMAP wireless terminals business unit.
Dr. Talluri holds a Ph.D. in Electrical Engineering from the University of Texas at Austin, a Master of Engineering degree from Anna University in Madras, India, and a Bachelor of Engineering from Andhra University in Waltair, India.
REASONS FOR NOMINATION: Dr. Talluri brings executive and leadership experience to the Board, as well as his technical expertise.

Dr. Raj Talluri President and Chief Executive Officer Age: 63 Director Since: 2023

SKILLSET:
	•Engineering and Technical •Manufacturing / Supply Chain •Semiconductor / Battery Design •Intellectual Property and Patent	•International Business - Asia Pacific •CEO / Executive Management •Sales and Business Development

Enovix Corporation	14	2026 Proxy Statement

Board Composition
The Board and the Nominating and Corporate Governance Committee value a variety of backgrounds, age, education, experience, perspectives and leadership in different fields when identifying nominees. The Board believes that the representation of a multitude of perspectives expands the Board’s understanding of our customers, partners, employees, investors and other stakeholders and enhances its ability to oversee Enovix’s strategy and risk profile.
Board Skills and Experience
The table below highlights some of the key skills and experiences that our directors have developed through education, direct experience and oversight responsibilities. The skills matrix below does not encompass all types of experience or skills of our Board.

Area of Expertise	Thurman John Rodgers	Betsy Atkins	Pegah Ebrahimi	Bernard Gutmann	Joseph Malchow	J. Daniel McCranie	Gregory Reichow	Dr. Raj Talluri

Engineering and Technical	●		●		●	●	●	●
Manufacturing / Supply Chain	●					●	●	●
Semiconductor / Battery Design	●			●		●	●	●
Intellectual Property and Patent	●							●
International Business - Asia Pacific	●			●		●	●	●
CEO / Executive Management	●	●		●	●	●		●
Financial Management and Accounting	●		●	●	●	●	●
Sales and Business Development	●		●		●	●		●
Public Board / Governance	●	●			●	●
Entrepreneurship	●	●	●		●		●
Human Capital Management	●	●			●	●	●
IT / Cybersecurity		●	●	●	●

Enovix Corporation	15	2026 Proxy Statement

Director Nomination Process
The Nominating and Corporate Governance Committee believes that a director nominee should demonstrate, through significant accomplishments in their field or otherwise, an ability to make a meaningful contribution to the Board’s oversight of the business and operations of the Company, and a reputation for the highest personal integrity and ethics in both their professional and personal endeavors. Accordingly, the committee will review director candidates in the broader context, including the current composition of the Board, our current strategic focus and the long-term interests of stockholders.
As part of its assessment, the Nominating and Corporate Governance Committee reviews each existing Board members’ attendance, participation, results of the Board’s annual evaluation, and qualifications in light of the current and future needs of the Board, as well as each director’s outside public company board commitments and other professional responsibilities. In conducting its review, the committee considers not only the number of public company boards on which a director serves, but also the director’s attendance, preparation, engagement and ability to devote sufficient time to Enovix’s oversight needs, including oversight of operational execution and long‑term strategy.
In the case of Mr. Rodgers, the Board has determined that his continued nomination is appropriate notwithstanding his service on two other public company boards, including SunPower Inc., where he also serves as its CEO. Specifically, he has consistently been an active and engaged member of the Enovix Board, including attending 100% of our eight Board meetings in 2025 and 100% of our eight operational review sessions held throughout the year focused on topics critical to Enovix’s success, including manufacturing and research and development. We believe Mr. Rodgers’ expertise is critical to the long-term success of Enovix and he provides invaluable insight given the Company’s operational and strategic priorities.
The Nominating and Corporate Governance Committee uses the Board members’ network of contacts to compile a list of potential candidates, as well as engages a professional search firm or other consultants when deemed necessary. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board and selects nominees to recommend to the Board by a majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders submitted in compliance with our Amended and Restated Certificate of Incorporation and Bylaws and applicable laws, rules and regulations. The Nominating and Corporate Governance Committee evaluates stockholder nominated candidates in the same way it evaluated Board nominated candidates.
Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by providing timely notice in writing to our Secretary at c/o Enovix Corporation, 3501 W. Warren Avenue, Fremont, California 94538. To be timely for our 2027 Annual Meeting of Stockholders, our Secretary must receive the notice not earlier than the close of business on February 11, 2027 and not later than the close of business on March 13, 2027. Submissions must include the specific information required in Section 5 of our Bylaws.

Enovix Corporation	16	2026 Proxy Statement

Corporate Governance
Board Leadership
The positions of Chairman of the Board of Directors and Chief Executive Officer are presently separated, with Mr. Rodgers serving as our Chairman and Dr. Talluri serving as our Chief Executive Officer. We believe this current arrangement allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the Board of Directors in its fundamental role of providing independent oversight of management. Our Bylaws and Corporate Governance Guidelines, which do not require that our Chairman of the Board of Directors and Chief Executive Officer positions be separate, allow our Board to determine the leadership structure that is appropriate for us at any given point in time, taking into account the dynamic demands of our business and other factors.
Board Evaluations
In addition to regularly reviewing its leadership structure, the Nominating and Corporate Governance Committee conducts an annual self-assessment of the Board and its committees’ overall functioning and effectiveness. In order to maximize input and facilitate candid, useful feedback, the Nominating and Corporate Governance Committee conducts the evaluation on a group and individual basis, facilitated by the Company’s Chief Legal Officer or from time to time, by an independent consultant. The feedback includes comments on overall Board and committee performance, priorities, and interaction with management, as well as the quality of discussion topics, agendas, and processes, Board composition, and how to further improve overall Board operations. The results of these interviews are aggregated and anonymized and then shared with the full Board for review, discussion, and appropriate action.
Director Independence
Our common stock is listed on the Nasdaq Global Select Market. As required under Nasdaq listing standards, a majority of the members of our Board of Directors must qualify as independent. All directors who served in 2025 are considered independent under Nasdaq’s listing standards, except for Dr. Talluri, our President and Chief Executive Officer, and Mr. Rodgers.
In addition, the Board has determined that Ms. Ebrahimi and Messrs. Gutmann, Malchow, and McCranie all meet the heightened independence requirements for Audit Committee membership as set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable listing standards of Nasdaq, and that Ms. Atkins and Messrs. Malchow, McCranie and Reichow all meet the heightened independence requirements for Compensation Committee members set forth in Rule 10C-1 under the Exchange Act and the applicable Nasdaq listing standards.
In making these determinations, the Board considered the current and prior relationships that each non-employee director has with Enovix and all other facts and circumstances the Board deems relevant, including the transactions described in the section titled “Certain Relationships and Related Party Transactions.” There are no family relationships among any of our directors or executive officers.
Stockholder Engagement
We engage with our stockholders and our many other stakeholders throughout the year on earnings calls, at investor and analyst conferences, in smaller engagements, and in one-on-one meetings with stockholders, analysts, and other stakeholders. During these engagements, we provide perspective on our business results and business strategy, and we proactively seek input and perspective, as well as respond to requests for information on various topics.

Enovix Corporation	17	2026 Proxy Statement

These engagements and exchanges serve to inform our corporate practices, help sharpen our thinking, and strengthen our approach. The individuals and groups we engage with sometimes represent specialized perspectives or hold conflicting views from one another, so we must analyze the feedback they share with us as part of the total mix of information we consider in seeking to best serve our stockholders, customers, and other business partners. See the “Compensation Discussion & Analysis” section of this Proxy Statement for additional information and discussion of our stockholder engagement program, including actions our Board and committees have taken as a result of recent engagements with our stockholders.
Corporate Governance Guidelines
The Board of Directors has adopted Corporate Governance Guidelines to ensure that it will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. Our Corporate Governance Guidelines set forth the practices of the Board of Directors with respect to, among other things, board composition and selection, director compensation, board meetings, executive sessions with management, board committee composition, Chief Executive Officer performance evaluation, succession planning, and board assessments. The Corporate Governance Guidelines are available in the investors section of our website at https://ir.enovix.com/.
Board Meetings and Committees of the Board of Directors
The Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Pursuant to our Bylaws, the Board of Directors may establish such other committees as may be permitted by law and on May 2, 2025, the Board established the Cybersecurity Committee as part of its ongoing commitment to proactive governance and board-level oversight of the Company's most critical operational and strategic risks.
During fiscal year 2025, the Board of Directors held eight meetings, the Audit Committee held five meetings, and the Compensation Committee and Nominating and Corporate Governance Committee each held four meetings. The Cybersecurity Committee held one meeting during fiscal year 2025 after its establishment in May 2025. In addition, Board members attend operational reviews with management, which are generally held twice each quarter.
Each director attended more than 90% of the meetings of the Board and the committees on which they served. Our Chairman, Mr. Rodgers, attended 100% of all Board meetings and operational reviews. In addition, 5 Board members attended our 2025 Annual Meeting of Stockholders. Directors are encouraged to attend the annual meeting of stockholders and are expected to regularly attend the Board meetings and meetings of the committees on which they serve.
The following table provides current membership information for each of these Board of Directors committees.

Name	Audit Committee	Compensation Committee	Cybersecurity Committee	Nominating and Corporate Governance Committee

Thurman John Rodgers
Betsy Atkins		●	●	C
Pegah Ebrahimi	●			●
Bernard Gutmann	C
Joseph Malchow	●	●	C	●
J. Daniel McCranie	●	C
Gregory Reichow			●
Dr. Raj Talluri

●	Member	C	Chair

Enovix Corporation	18	2026 Proxy Statement

Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter on an annual basis. The committee charters can be found in the Governance section of our website at https://ir.enovix.com/. Below is a summary of the purpose, purview and key responsibilities of each committee of the Board of Directors.
Audit Committee
The Audit Committee consists of Ms. Ebrahimi and Messrs. Gutmann, Malchow, and McCranie, with Mr. Gutmann serving as its chair. The primary purpose of the Audit Committee is to oversee our corporate accounting and financial reporting processes, systems of internal control, and financial statement audits. The Audit Committee also reviews and assesses the adequacy of its charter and the committee’s performance on an annual basis.
The Board of Directors has determined that Mr. Gutmann, chair of the Audit Committee, qualifies as an audit committee financial expert, as defined by SEC rules, based on a qualitative assessment of his knowledge, education and experience.
Key responsibilities of the Audit Committee include:
•helping the Board of Directors oversee corporate accounting and financial reporting processes;
•managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing related person transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and
•approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
Compensation Committee
The Compensation Committee consists of Ms. Atkins and Messrs. Malchow and McCranie, with Mr. McCranie currently serving as its chair. The primary purpose of the Compensation Committee is to oversee the Company’s compensation policies, plans and programs, and to review and determine, in coordination with outside consultants as applicable, the compensation to be paid to executive officers, directors and other senior management.
Key responsibilities of the Compensation Committee include:
•reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;
•administering the equity incentive plans and other benefit programs;
•reviewing, adopting, amending and terminating incentive compensation and equity plans, employment agreements, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and
•reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.
None of Ms. Atkins and Messrs. Malchow, McCranie and Reichow (who served as Chair and member of the Compensation Committee during fiscal year 2025) are an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or

Enovix Corporation	19	2026 Proxy Statement

compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
COMPENSATION COMMITTEE PROCESSES AND PROCEDURES
The Compensation Committee typically meets quarterly and also meets regularly in executive session. The Compensation Committee charter grants the committee full access to all the Company’s books, records, facilities and personnel.
The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such individual in accordance with SEC and Nasdaq requirements. The Compensation Committee’s process includes determining compensation levels and establishing performance objectives. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the CEO. In the case of the CEO, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The CEO may not participate in deliberations or determinations regarding their compensation or individual performance objectives. The Compensation Committee does not delegate authority to approve executive officer compensation.
We have designed our executive compensation program to attract, motivate and retain a team of highly qualified executives who will drive innovation and business success as described in greater detail in the “Compensation Discussion & Analysis” section of this Proxy Statement.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Mses. Atkins and Ebrahimi, and Mr. Malchow, with Ms. Atkins serving as its chair. Specific responsibilities of the Nominating and Corporate Governance Committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board of Directors;
•considering and making recommendations to the Board regarding the composition and chairperson designation of the Board committees;
•reviewing and recommending to the Board the compensation paid to the directors;
•instituting plans or programs for the continuing education of the Board and orientation of new directors;
•reviewing, evaluating and recommending to the Board of Directors succession plans for executive officers;
•overseeing our sustainability activities;
•developing and making recommendations to the Board of Directors regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and
•overseeing periodic evaluations of the performance of the Board of Directors, including our individual directors and committees.
Cybersecurity Committee
Most recently, the Board established the Cybersecurity Committee on May 2, 2025, as part of its ongoing commitment to proactive governance and board-level oversight of the Company's most critical operational and strategic risks. The formation of the Committee reflects the Board's recognition that cybersecurity threats, artificial intelligence (“AI”) developments, and data privacy risks have grown in complexity and strategic significance, and that dedicated, sustained board-level attention to these areas is essential to protecting the Company's operations, intellectual property, and stakeholders.
The Committee was established on the Board's own initiative, consistent with the Board's practice of continuously evaluating its committee structure to ensure it is appropriately aligned with the Company's evolving risk profile. As a technology-forward company operating across multiple international jurisdictions, Enovix faces a dynamic environment that spans cybersecurity, rapid integration of AI into business processes, and increasingly complex data privacy regulatory requirements. The Board determined that a dedicated

Enovix Corporation	20	2026 Proxy Statement

committee — rather than addressing these matters solely through the Audit Committee — would enable deeper engagement, more focused expertise, and greater continuity of oversight in these areas.
The Cybersecurity Committee consists of Ms. Atkins and Messrs. Malchow and Reichow, and is chaired by Mr. Malchow, who brings deep expertise in cybersecurity and technology to this role. The Cybersecurity Committee operates under a written charter and assists the Board in fulfilling its responsibilities with respect to the oversight of the Company’s major technology-related projects, initiatives and investments and the Company’s information security program, including data security, data privacy and AI governance and related controls. The Cybersecurity Committee also, in coordination with the Audit Committee, oversees risk related to the quality and effectiveness of the Company’s information security, data privacy, and disaster recovery capabilities.
Specific responsibilities of the Cybersecurity Committee include:
•Overseeing the design, implementation, and maintenance of the Company’s overall security strategy, including physical security, cybersecurity, protection of intellectual property and data, and business continuity systems;
•Evaluating how the Company identifies, assesses, and mitigates security risks, including reviewing threat assessments, key metrics, and effectiveness of controls;
•Reviewing the Company’s preparedness for cybersecurity and physical security incidents, including response plans, crisis communications, and disaster recovery capabilities;
•Assessing safeguards that protect the confidentiality, availability, and integrity of systems and assets, including reviewing incidents and improvements to prevent recurrence;
•Monitoring compliance with applicable laws, regulations, and industry standards related to cybersecurity, data protection, and privacy;
•Advising on long-term security strategy, including investments, emerging technologies, and alignment with business objectives, in coordination with senior leadership;
•Reviewing and providing input on security-related disclosures in public filings and investor communications; and
•Evaluating the Company’s third-party cybersecurity risk management, including processes for vendor oversight, due diligence, and contractual protections.
The Cybersecurity Committee receives regular reports and updates from our Chief Information Security Officer (“CISO”), Vice President of Information Technology, and other members of management regarding cybersecurity risks, mitigation efforts, and emerging threat trends. The Cybersecurity Committee reports to the full Board on matters addressed by the committee and the Board also receives periodic briefings to enhance its understanding of cybersecurity developments.
Our cybersecurity risk assessment and management processes are maintained by certain Company management, including the members of our Information Security Steering Committee, which meets quarterly to review cybersecurity matters. Our Information Security Steering Committee is comprised of our CISO, CEO, Chief Financial Officer, Chief Accounting Officer, COO, Chief Legal Officer, Senior Vice President of Human Resources and Vice President of Information Technology. At the management level, our CISO, who reports to our Vice President of Information Technology, is responsible for overseeing the assessment and management of our material risks from cybersecurity threats.
Our cybersecurity incident prevention, detection, response and vulnerability management processes are designed to escalate certain cybersecurity incidents to appropriate members of management, including our CISO, and to the Cybersecurity Committee, depending on the circumstances. These officials work with our incident response team to help mitigate and remediate cybersecurity incidents. In addition, the Company’s incident response and vulnerability management processes include reporting to the Cybersecurity Committee and, as appropriate, the Board.

Enovix Corporation	21	2026 Proxy Statement

Board Role in Risk Oversight
One of the key functions of the Board of Directors is the informed oversight of our risk management process. The Board administers this oversight function directly through the Board of Directors as a whole, as well as through each of its committees that address risks inherent to their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure.

Committee	Risk

Audit
Considers and discusses our major financial risk exposures, including steps management can take to monitor and control such exposures, such as guidelines and policies governing the risk assessment and management process. Also monitors compliance with legal and regulatory requirements.

Compensation
Assesses and monitors our compensation plans, policies and programs for compliance with applicable legal and regulatory requirements, including from time to time in consultation with outside counsel and Compensia, Inc., our independent compensation consultant.

Nominating and Corporate Governance	Considers risks related to Board composition and succession planning, corporate governance structure and practices, and the Company’s sustainability programs, practices and initiatives.

Cybersecurity
Oversees our cybersecurity, data protection and privacy risks, including management’s processes for identifying, assessing and mitigating such risks, incident preparedness and response, and related compliance and disclosure matters.

Code of Ethics
We have adopted a Code of Business Conduct and Ethics, applicable to all of our employees, executive officers and directors. Our Code of Business Conduct and Ethics is available at the investors section of our website at https://ir.enovix.com/. We are committed to maintaining high standards of financial integrity, open communication and a workplace environment free of harassment, discrimination or retaliation of any kind. We maintain a formal whistleblower policy under the oversight of our Chief Compliance Officer as well an ethics reporting hotline through a third party vendor. Reports of suspected violations of our Code of Conduct can be made directly to Human Resources, the Chief Compliance Officer or by phone, internet or mobile application through our ethics reporting hotline, which also allows for anonymous reporting. Retaliation is strictly prohibited under both our Code of Business Conduct and Ethics and whistleblower policy. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website to the extent required by applicable law including the rules of Nasdaq and SEC regulations.
Insider Trading Policy
Our Board of Directors has adopted an insider trading policy governing the purchase, sale and/or other disposition of Company securities by our employees, directors and consultants. We believe this policy and the procedures that the Company follows are reasonably designed to promote compliance with the insider trading laws, rules and regulations, as well as Nasdaq listing standards. A copy of the Insider Trading Policy currently in effect is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 28, 2025.
As part of our insider trading policy, all employees, directors and consultants are prohibited from engaging in short sales, transactions in put or call options, hedging transactions, pledges or other inherently speculative transactions with respect to our securities or derivative securities. The insider trading policy also prohibits pledging our securities as collateral for loans or holding our securities in margin accounts, unless a waiver to such restriction is approved by the Board of Directors or Audit Committee. Consistent with this policy, Mr. Rodgers received permission to use our securities, registered in his name and that of his living trusts, as security collateral for his investment account.

Enovix Corporation	22	2026 Proxy Statement

Communications with the Board
Stockholders wishing to communicate with the Board of Directors or an individual director may send a written communication to Enovix Corporation, 3501 W. Warren Avenue, Fremont, California 94538, Attention: Secretary. The Secretary will review each communication and forward such communication to the Board of Directors or to any individual director to whom the communication is addressed, as may be appropriate. We value our investors’ perspectives and stakeholder feedback. Please refer to the section titled “Stockholder Engagement” later in this Proxy Statement for additional information about our Stockholder Engagement program.
Director Compensation
Director Compensation Policy
Each non-employee director is eligible to receive compensation for their service consisting of annual cash retainers and equity awards pursuant to our non-employee director compensation policy (as amended from time to time, the “Director Compensation Policy”). Pursuant to this policy, each non-employee director receives an annual cash retainer of $50,000, and the chairperson of the Board receives an additional $47,000, for serving on our Board of Directors.
The chairpersons and members of the committees of the Board of Directors are also entitled to the following additional annual cash retainers under our Director Compensation Policy:

Board of Directors Committee	Chairperson Fee ($)	Member Fee ($)

Audit Committee	22,000	10,000
Compensation Committee	15,000	7,500
Nominating and Corporate Governance Committee	10,000	5,000
Cybersecurity Committee	10,000	5,000
All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, prorated based on the days served in the applicable fiscal quarter.
INITIAL EQUITY AWARDS
Each non-employee director upon appointment to our Board of Directors will automatically receive an initial equity award in the form of restricted stock units (“RSUs”) with a grant-date value equal to $275,000, which is calculated based on the Fair Market Value (as defined in our 2021 Equity Incentive Plan (“2021 Plan”)) of the underlying common stock on the date of grant (the “Initial RSU awards”). The Initial RSU awards vest quarterly over three years, subject to continuous service through the applicable vesting date.
ANNUAL EQUITY AWARDS
At the close of business on the date of each annual meeting of stockholders, each person who is then serving as a non-employee director will automatically receive an annual equity award in the form of RSUs with a grant-date value equal to approximately $195,000, which is calculated based on the Fair Market Value (as defined in our 2021 Plan) of the underlying common stock on the date of grant (the “Annual RSU awards”).
The Annual RSU awards vest quarterly over one year and will be fully vested on the earlier of (i) the date of the following annual meeting of stockholders (or the date immediately prior to the next annual meeting of stockholders if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election) or (ii) the one-year anniversary of the date of grant, subject to continuous service through the applicable vesting date.

Enovix Corporation	23	2026 Proxy Statement

VESTING ACCELERATION
In the event of a Change of Control (as defined in our 2021 Plan), any unvested portion of an outstanding equity award granted pursuant to the Director Compensation Policy will fully vest immediately prior to the closing of such Change of Control, subject to the non-employee director’s continuous service with us on the effective date of the Change of Control.
EXPENSES
We reimburse our non-employee directors for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in meetings of the Board of Directors and its committees.
Director Compensation Table
The following table sets forth the compensation paid to non-employee directors during fiscal year 2025. As an executive officer and director, Dr. Talluri (our President and CEO) did not receive any additional compensation for his service as a member of our Board and therefore, he has not been included in this table and his compensation is set forth in “Executive Compensation Tables - 2025 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Thurman John Rodgers	97,000	194,997	291,997
Betsy Atkins	70,833	194,997	265,830
Pegah Ebrahimi	65,000	194,997	259,997
Bernard Gutmann	72,000	194,997	266,997
Joseph Malchow	79,167	194,997	274,164
J. Daniel McCranie	21,491	437,395	458,886
Gregory Reichow	73,333	194,997	268,330
1.The amounts reported in this column represent the annual cash retainer fees paid during fiscal year 2025 in accordance with our Director Compensation Policy.
2.The amounts shown reflect the aggregate grant-date fair value of the RSU awards granted to each non-employee director in 2025, computed in accordance with the ASC Topic 718, Stock-based Compensation. Assumptions used in calculating the grant-date fair value of the RSUs are set forth in Note 2 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 28, 2025. On June 12, 2025, each continuing non-employee director received an Annual RSU award of 26,325 RSUs in accordance with our Director Compensation Policy, except for Mr. McCranie, who received his Initial RSU award of 25,700 RSUs, as well as a pro-rated Annual RSU award of 15,178 RSUs when he joined the Board in August 2025.
The following table indicates the number of outstanding stock options and unvested RSU awards held by each non-employee director as of December 28, 2025:

Name	RSUs(1)	Number of Shares Underlying Stock Options

Thurman John Rodgers	11,272	—
Betsy Atkins	11,272	51,691
Pegah Ebrahimi	11,272	—
Bernard Gutmann	14,595	—
Joseph Malchow	14,595	—
J. Daniel McCranie	34,942	—
Gregory Reichow	11,272	1,846
1.Each unit granted pursuant to an RSU award represents a contingent right to receive one share of our common stock for each unit that vests.

Enovix Corporation	24	2026 Proxy Statement

Company Profile

Just in Time for the Future™

ENOVIX

Company Profile
Overview
Enovix is a global high-performance battery company focused on designing, developing, manufacturing and commercializing advanced lithium-ion batteries featuring proprietary silicon-anode architectures. Our batteries are designed to deliver superior energy density and performance in space-constrained applications, including smartphones, smart eyewear, defense systems, industrial equipment and emerging edge-AI devices. Our differentiated battery architecture enables the use of high-performance silicon-based chemistries while maintaining safety, cycle life and reliability, supporting commercialization across a range of demanding end markets.
Battery performance has become an increasingly critical constraint for modern electronic devices as they incorporate slimmer form factors, greater functionality, longer runtime and higher power requirements. Smartphones, wearable and smart-eyewear devices, and defense and industrial systems increasingly require batteries capable of supporting continuous operation, advanced sensing and on-device AI processing, all within highly constrained physical footprints. These requirements are particularly acute in edge-AI applications, where power efficiency, energy density and safety are essential to enabling next-generation functionality.
Since inception, we have focused on developing a battery architecture that enables the use of 100% active silicon in the anode, without graphite. Silicon has the potential to store significantly more lithium than graphite, the anode material used in conventional lithium-ion batteries, but its commercial adoption has historically been limited by swelling and mechanical degradation during charge cycles. Our proprietary architecture is designed to accommodate silicon expansion while applying mechanical constraint that helps maintain structural integrity and electrical performance over time.
Our AI-1™ battery platform is designed as a unified silicon-anode platform to address the performance requirements of high-value applications, including mobile computing, smart eyewear and defense systems. We continue to prioritize smartphone battery qualification due to its stringent requirements across energy density, fast charging, safety and cycle life. At the same time, we are advancing commercialization in smart eyewear and other AI-enabled devices, where smaller form factors and continuous-use cases create near-term opportunities for adoption.
In parallel, we have established a growing defense and industrial business that represents an important source of revenue and market validation. We serve customers in these markets through our conventional graphite battery products across a range of battery sizes and configurations optimized for high discharge rate applications, such as drones, subsea systems, and munitions defense systems. We believe our products provide a strong competitive advantage for serving customers in these and other mission-critical platforms where high energy density, reliability and performance under demanding conditions are required. We also believe that our work in these areas provides us with a pathway to scale manufacturing, deepen customer relationships and demonstrate performance in real-world environments.
Our manufacturing strategy is focused on building scalable, high-volume production capacity in Asia, close to our customers and supply chain partners. We conduct manufacturing operations in Malaysia, where we are advancing high-volume production capabilities and supporting customer qualification and commercialization efforts for our silicon batteries. Our South Korea operations support our ongoing defense and industrial battery production. We are continuing to focus on manufacturing execution as production programs move toward scaled commercialization, including investing in manufacturing process development, yield improvement and capacity expansion to support anticipated demand across both next-generation and conventional lithium-ion battery products.
Our corporate functions, including executive leadership, finance, and certain research and development and engineering activities, are based primarily in the United States. We maintain a global operational footprint with significant manufacturing, engineering and commercial activities in Malaysia, South Korea, India and China to support our customers and partners worldwide.

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Sustainability
Enovix published its fourth Sustainability Report on April 22, 2025, which provides an overview of our sustainability program and recent developments. The following are a few highlights from fiscal year 2025:
•Independent, third-party testing confirmed the Enovix AI-1 smartphone battery exceeds every validation parameter for energy density and fast-charging performance proving that AI-1 is a sustainable choice for consumer products given the higher energy density.
•Enovix completed a 2025 CDP (formerly Carbon disclosure Project) disclosure including fiscal year 2024 data on energy use, greenhouse gas (GHG) emissions, and - for the first time - water metrics for our facilities in California, Korea, Malaysia and India. Our climate and water metrics were verified by a third-party.
•We formalized, adopted and published to the Governance section of our website the Enovix Global Human Rights Policy in which we acknowledge and recognize our responsibility to respect, protect and advance human rights throughout our global business activities and commit to uphold the laws and regulations in all countries where we operate. This policy also extends our commitment to respecting human rights to our employees and business partners, including our suppliers and customers. We also established our Conflict Minerals Policy to ensure compliance with applicable regulations and uphold our commitment to responsible sourcing and social responsibility.
•Enovix India and Enovix Malaysia achieved ISO 9001:2015 and ISO 45001:2018 certifications through rigorous independent evaluations, demonstrating adherence to international standards for quality management and occupational health and safety, ensuring consistent product quality, workplace safety, and employee wellbeing.
Our People
Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees. The principal purposes of our equity incentive plans are to attract, retain and motivate our people through the granting of equity-based compensation awards, in order to increase stockholder value and our success by motivating such individuals to perform to the best of their abilities and achieve Enovix’s objectives. As of December 28, 2025, we employed approximately 664 full-time employees. Approximately 12% of our employees are located in the United States, and 88% of our employees are located in Asia Pacific, which includes South Korea, Malaysia, India and China.
Culture and Benefits
Our people are our greatest asset. We strive to live up to our Core Values every day: put customers first, innovate and move fast, deliver results and be direct and collaborative. Employees carry these Core Values with them on their access badge. Our Core Values are also displayed in conference rooms at Enovix offices globally and are reinforced in new hire training and rewards and recognition programs. We could not be where we are today without the dedication of our workforce, and we prioritize pathways for career development, employee feedback and competitive compensation and benefits packages. Our benefits program includes an employee stock purchase plan, paid time off, team building events and talent development opportunities. The program is designed, and periodically evaluated, to ensure we continue to motivate, strengthen and empower our workforce.
Employee Engagement and Training
We are engaged in community building by collaborating with local non-profit organizations in both the U.S. and Asia. We regularly engage with our employees via quarterly All Hands meetings, employee engagement surveys and through team-building events. These activities help advance employees’ cultural awareness and social responsibility and promote employee wellness and safety, as well as facilitate a collaborative and transparent working environment. We have engaged with top universities in Malaysia and in South Korea to build out a talent pipeline.
We have established a learning platform with both internal and external content to provide employees with on demand technical training programs and programs focused on developing soft skills. Our broader training program covers leadership topics, safety and compliance, processes and systems. The trainings are done online and in person, in brown bag formats and in more formal settings.

Enovix Corporation	28	2026 Proxy Statement

Building a company where everyone feels that they belong is a priority at Enovix. Our Core Values are reinforced in new hire training, employee engagement activities and everyday interactions.
Awards
In 2025, Enovix Korea was honored with the prestigious Best Workplaces of Korea for Job Creation award by the Ministry of Employment and Labor. This national certificate recognizes exemplary companies in quality job creation following comprehensive evaluations of workplace practices and company culture. This award highlights Enovix’s ongoing journey to foster a great workplace environment, reflecting its belief in prioritizing employee engagement, and the Company’s Core Values.
Executive Officers
Our executive officers as of April 24, 2026 are as follows:

Name	Age	Position

Dr. Raj Talluri	63	President and Chief Executive Officer
Ryan Benton (1)	55	Chief Financial Officer
Ajay Marathe (2)	64	Former Chief Operating Officer
Arthi Chakravarthy	47	Chief Legal Officer and Head of Corporate Development
1.Mr. Benton’s employment with the Company commenced on April 14, 2025.
2.Mr. Marathe retired from the Company effective February 17, 2026.
Biographical information for Dr. Talluri is included above under the section titled “Director Nominees.”

RYAN BENTON has served as our Chief Financial Officer since April 14, 2025.
EXPERIENCE:
•Prior to Enovix, Mr. Benton served as Chief Financial Officer of Silvaco, Inc., a provider of software solutions for semiconductor and photonics design, from August 2023 to April 2025.
•From July 2020 to August 2023, he served as Chief Financial Officer and a member of the board of directors of Tempo Automation, an electronics manufacturer.
•From September 2018 to July 2020, Mr. Benton served as Chief Financial Officer of Revasum, a semiconductor capital equipment company.
•From December 2012 to May 2017, he held multiple positions at Exar Corporation, a fabless semiconductor chip manufacturer.
Mr. Benton received a Bachelor of Arts of Business Administration in Accounting from the University of Texas at Austin and passed the State of Texas Certified Public Accountancy exam. He has served on several public company boards, including as independent director and audit committee chair.

Ryan Benton Chief Financial Officer Age: 55 Executive Officer Since: 2025

Enovix Corporation	29	2026 Proxy Statement

AJAY MARATHE served as our Chief Operating Officer from November 2022 until his retirement in February 2026.
EXPERIENCE:
•From October 2021 to August 2022, he served as Senior Vice President, Operations, at Western Digital, a digital storage solutions company.
•From November 2011 to October 2021, he served as Chief Operating Officer at Lumileds, a global lighting company.
•From October 2009 to November 2011, he served as Senior Vice President, Operations at Solaria Corporation, a solar module manufacturer.
•From April 1984 to 2007, he held various roles at AMD, a multinational semiconductor company.
Mr. Marathe received a Bachelor of Engineering in production engineering from Veermata Jijabai Technological Institute, University of Bombay, India and an M.S. in industrial engineering/operations research from Texas Tech University.

Ajay Marathe Former Chief Operating Officer Age: 64

ARTHI CHAKRAVARTHY has served as our Chief Legal Officer since April 2023. Since 2009, she has also served as a Board Member of Hospital for Hope India, a non-profit hospital in rural India she co-founded.
EXPERIENCE:
•Prior to Enovix, Ms. Chakravarthy was the General Counsel of Lighting eMotors, a zero emissions commercial vehicle manufacturing company.
•From March 2019 to July 2021, she served as Deputy General Counsel of Micron Technology, Inc., a semiconductor company.
•Before Micron, she was Vice President, Commercial Legal Affairs at TiVo, Inc., a consumer hardware company.
•Ms. Chakravarthy began her career at law firms including Wilson Sonsini Goodrich & Rosati and Morrison & Foerster LLP.
Ms. Chakravarthy received a J.D. from Stanford Law School where she served as Editor of the Stanford Law Review. She has her B.A. in Human Biology with Honors from Stanford University.

Arthi Chakravarthy Chief Legal Officer Age: 47 Executive Officer Since: 2023

Enovix Corporation	30	2026 Proxy Statement

Executive Compensation

Just in Time for the Future™

ENOVIX

Executive Compensation
PROPOSAL NO. 2
Advisory Vote to Approve the Compensation of Named Executive Officers
In accordance with Section 14A of the Exchange Act, our Board of Directors is recommending stockholders vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on executive compensation paid to our named executive officers as disclosed in the “Executive Compensation Tables” section of this Proxy Statement, including the compensation tables and the corresponding narrative discussions. Consistent with the preference expressed by our stockholders at the last advisory vote on the frequency of our “say-on-pay” vote, we are conducting such votes annually. Accordingly, we expect to hold our next “say-on-pay” vote at our next annual meeting of stockholders in 2027. Because the vote is advisory, it will not be binding on the Board of Directors. However, our Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.
As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, our current executive compensation program is intended to align executive compensation with our business objectives and to enable us to attract, retain and reward executive officers who contribute to our long-term success. We seek to accomplish this goal in a way that is aligned with the long-term interests of our stockholders. Our strategy has been to design our compensation programs to drive alignment of all employees, including our named executive officers, with the interests of our stockholders, particularly through the use of equity. We believe our executive compensation program effectively aligns the interests of our named executive officers with our objective of creating sustainable long-term value for our stockholders.
For the reasons discussed above and in the Compensation Discussion and Analysis, our Board of Directors recommends that our stockholders vote “FOR” the “say-on-pay” vote as set forth in the following resolution:
RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

✓	The Board of Directors Unanimously Recommends a Vote “FOR” the Approval of the Resolution Approving, on an Advisory Basis, the Compensation of Our Named Executive Officers.

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Compensation Discussion and Analysis

Executive Summary	33	Base Salary	42
Aligning Strategy, Performance and Rewards	33	Annual Incentive Program	42
2025 Business Highlights	34	Long Term Incentive Program	46
Highlights of 2025 Compensation Decisions	35	Other Aspects of Executive Compensation	51
Executive Compensation Components	36	Compensation Consultant	51
CEO Target and Realized Compensation	37	Peer Group	51
Stockholder Engagement and Say-on-Pay	38	Clawback Policy	52
Compensation Governance Practices	40	Equity Grant Practices	52
Executive Compensation Principles	41	Employment Arrangements With NEOs	52
2025 Compensation Design and Decisions	42	Compensation Committee Report	54
This Compensation Discussion and Analysis (CD&A) describes our executive compensation practices and programs, as well as the compensation-setting process and compensation of our named executive officers (NEOs).
For fiscal year 2025, our NEOs were:

Name	Title

Dr. Raj Talluri	President and Chief Executive Officer
Ryan Benton	Chief Financial Officer (1)
Ajay Marathe	Former Chief Operating Officer (2)
Arthi Chakravarthy	Chief Legal Officer and Head of Corporate Development
1.Mr. Benton joined Enovix on April 14, 2025.
2.Mr. Marathe retired from Enovix effective February 17, 2026.
Executive Summary
Aligning Strategy, Performance and Rewards
Our strategy is to deliver high‑performance lithium‑ion batteries that enable next‑generation technology products, including smartphones, smart eyewear, defense systems and emerging edge‑AI applications. Our proprietary silicon‑anode battery architecture is designed to deliver higher energy density and performance relative to conventional lithium‑ion batteries.
We believe battery performance has become a critical constraint for modern electronic devices as functionality, compute intensity, and AI capabilities continue to expand. Our strategy focuses on addressing these performance demands through differentiated battery architecture, advanced manufacturing capabilities, and strong customer partnerships across consumer, defense and industrial markets.

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Our executive compensation program is designed to align executive pay with the successful execution of these strategic priorities that will lead to the creation of long‑term stockholder value. The Compensation Committee structures our compensation programs to attract and retain highly qualified leaders, while being consistent with a strong pay-for-performance philosophy. In this context, target total direct compensation is principally at-risk, and realized pay is highly dependent on the achievement of pre-established performance objectives and long-term equity value creation.
To deliver on our commitment to create stockholder value, our executive compensation program is designed to:

Align the compensation and interests of our executives with the long-term interests of our stockholders	Provide a significant portion of total compensation that is performance-based and at-risk	Attract, retain, and motivate highly skilled talent to execute on our strategic priorities and objectives

2025 Business Highlights
During fiscal year 2025, we made meaningful progress towards advancing the commercialization of our next-generation silicon-anode battery platform and scaling our operational capabilities. Commercial and operational highlights included:

✓
Product Innovation: Continued differentiation through 3D cell architecture delivering leading energy density on the market with independent third party verification of 935 Wh/L.  Launched our AI-1™ battery platform, designed for high-performance smartphones, smart eyewear and other AI-enabled devices that require significantly higher energy density and fast-charge capabilities.

✓
Deepened partnerships with leading OEMs in smartphones, AI devices, and wearables:  We delivered AI-1™ battery samples to leading smartphone OEM customers and expanded smart-eyewear engagement by delivering over 1,000 battery packs to our lead customer and samples to nine additional OEMs and ODMs.  Expansion in strategic pipeline across all sectors including defense up to $100 million by end of 2025.

✓
Manufacturing Execution: We continued scaling manufacturing operations across our global footprint,  including through our acquisition of assets from SolarEdge to meet our growing demand in defense. We had an operational focus on cost reduction, process stability, and cycle time improvements.

✓
Financial Strength and Capital Flexibility: We strengthened our balance sheet through strategic financing initiatives, including the issuance of $360 million of convertible senior notes and a warrant dividend generating $224 million of net proceeds to support commercialization and manufacturing scale-up. In addition, the board authorized share repurchases of up to $135 million, with nearly $60 million in share repurchases completed in 2025.

Revenue $31.8M +38% YoY

Non-GAAP Gross Margin* 23% vs. 0.9% in FY24

Cash & Equivalents $621M +126% YoY

*A reconciliation of GAAP to non-GAAP measures is included in the “Other Information” section of this Proxy Statement.

Enovix Corporation	34	2026 Proxy Statement

Highlights of 2025 Compensation Decisions
In 2025, we continued to reinforce market-aligned and rigorous pay-for-performance elements of our compensation programs, including:
•Approved incremental NEO base salary increases for 2025, to align with the market in which we compete for talent.
•Maintained a significant weighting toward long-term equity-based incentives, particularly for our CEO, constituting 84% of his target direct compensation.
•Approved rigorous short-term annual incentive goals in the form of Critical Success Factors (“CSFs”), resulting in a payout of 60% of target for our CEO and paid in the form of RSUs.
•The fiscal year 2025 performance period tranches of our Long-Term Incentive (“LTI”) Performance Restricted Stock Units (“PRSUs”) were earned at 44% of target for the 2024-2025 PRSUs and at 72% of target for the 2025-2026 LTI PRSUs. Consistent with our long-term performance incentive philosophy, the shares of common stock underlying the earned PRSUs are subject to a subsequent vesting period, and will vest equally in 2027 and 2028, subject to continued service through each vesting date.
•Granted a new hire equity award to Ryan Benton, our CFO, in connection with his hiring in April 2025 and a one-time special service-based equity award to Ajay Marathe in January 2025 to support his continued service and leadership in executing on our strategic priorities.
2025 Target Total Direct Compensation
The charts below illustrate the composition of target compensation for our CEO and other NEOs, including the significant proportion of compensation that is performance-based and variable, underscoring our strong alignment with stockholder value creation. “At risk” compensation refers to the portion of an executive’s total pay package that is not guaranteed and depends on achievement of performance goals or other conditions being met, and its value varies relative to our stock price performance.

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Executive Compensation Components
The primary elements of our executive compensation program consist of base salary, annual incentive bonuses and long-term equity incentive awards. Other elements of compensation generally include a 401(k) savings plan and other benefits programs that are generally available to all eligible employees. The key components, relative percentages of total target compensation and material terms of our fiscal year 2025 compensation program for our NEOs were as follows:

						% of Total Annual Target Compensation

	Element			Purpose	Form of Payout	CEO	Other NEOs	Material Terms

Fixed	Base Salary			Provide a competitive level of fixed compensation	Cash	8%	17%	•Represents internal pay equity considerations and may be increased periodically based on factors such as market competitiveness, changes in roles or expansion of duties

Variable (“At-Risk”)	Annual Incentive Plan (AIP)		Corporate CSFs	Motivate and reward achievement of critical goals and objectives that contribute to our long-term growth	Cash or RSUs	8%	12%
•Quantitative scoring system, requiring a threshold score of 65 points up to a maximum of 120 points
•Earned based on level of achievement of measurable strategic objectives and priorities
•Payouts range from 50% at threshold and capped at 120% maximum for each component
•No payouts under Individual CSFs unless Threshold level of Corporate CSFs performance is met

			Individual CSFs	Emphasize individual performance and reward achievements consistent with our business objectives

	Long-Term	Annual Long-Term Incentive (LTI) Program	PRSU	Incentivize executives to sustain long-term performance over a 4-year time horizon	Equity	42%	35%
•Represents 50% of annual LTI award
•Earned based on achievement of specified goals over two one-year fiscal periods
•Payouts range from 50% at threshold and capped at 200% maximum
•Any earned RSUs are thereafter subject to service-based vesting, with 50% delivered one year and 50% delivered two years after the applicable performance period

			RSU	Provide a retention incentive that promotes alignment with stock price performance	Equity	42%	35%	•Represents 50% of annual LTI award •Vest ratably on a quarterly basis over 4 years

*The “Other NEOs” column excludes Mr. Benton as he joined Enovix in April 2025 and was not eligible to participate in the 2025 LTI Program.

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CEO Target and Realized Compensation
The Compensation Committee believes that our CEO’s target pay opportunities should incentivize successful execution of our business objectives, and that realized compensation should directly align with the value that execution creates for stockholders.
The following charts compare the target and realized values of Dr. Talluri’s annual compensation as of December 28, 2025, for compensation opportunities awarded to him in 2024 and 2025.

The substantial declines between target and realized pay each year reflected below underscore that our compensation framework functions as intended—limiting payouts when specific performance milestones are not fully met. This downward trend illustrates the Compensation Committee's discipline in balancing competitive market positioning with strict accountability for performance, ensuring that leadership rewards are only sustained by delivering long-term value to our investors.

CEO TARGET & REALIZED COMPENSATION

$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$11,610,816
(79%)
$2,444,223
$8,250,010
(55%)
$3,700,756
Target
Realized
FYE 2024
Target
Realized
FYE 2025
Base Salary
AIP
LTI RSU
LTI PRSU

1.Target value reflects: (i) base salary rate each year, (ii) target AIP bonus award, and (iii) intended grant date value of LTI equity awards (50% PRSUs and 50% service-based RSUs).
2.Realized value reflects: (i) the actual base salary paid during the calendar year, (ii) the actual AIP award earned for that performance year, and (iii) the actual value of the LTI equity on the vesting date during the relevant fiscal year (based on the closing price of Enovix’s common stock on the vesting date (or if on a weekend or holiday, the trading day immediately prior to the vesting date (“Closing Stock Price”)) calculated as follows:
•For LTI PRSUs: the number of earned PRSUs (regardless of performance year) delivered to Dr. Talluri during the relevant fiscal year, multiplied by the applicable Closing Stock Price. This reflects the impact of the continued service-based vesting requirement after the end of the applicable performance period.
•For LTI Service-based RSUs: the number of RSUs that vested during the relevant fiscal year, multiplied by the applicable Closing Stock Price.
Realized value excludes the one-time new hire equity award of 2,000,000 RSUs granted in connection with Dr. Talluri’s hiring in 2023, which vest over a five-year period subject to continued service. These RSUs were awarded in part as a make-whole grant to replace forfeited prior compensation and to induce Dr. Talluri to join Enovix, and do not represent regular, ongoing pay.

Enovix Corporation	37	2026 Proxy Statement

Stockholder Engagement and Say-on-Pay
Our Board and committees actively solicit and respond to feedback from our stockholders. This feedback plays a key role in Board and committee discussions and helps inform the decisions made by the Board and its committees when reviewing our business, corporate governance and executive compensation program.

STOCKHOLDER ENGAGEMENT CYCLE

	FALL		WINTER		SPRING		SUMMER

	Meet with stockholders to get feedback on compensation practices and potential design changes (if any)	▶	Review fall meeting feedback and use it to inform compensation design changes and disclosure enhancements	▶	Conduct follow-up stockholder outreach to address feedback and discuss prior year compensation	▶	Assess stockholder vote on say-on-pay and review spring meeting feedback to help share future compensation
▲								▼

ANNUAL MEETING

		◀		◀		◀

At our 2025 Annual Meeting of Stockholders, approximately 77% of votes cast supported our advisory “say-on-pay” proposal regarding executive compensation. While the Compensation Committee appreciated that a substantial majority of our stockholders supported our compensation practices, our Board and management undertook a comprehensive stockholder engagement effort to better understand investor perspectives, particularly in the area of executive compensation to help inform our Compensation Committee in further refinements to our compensation program. We reached out to institutional investors representing approximately 55% of our outstanding shares and held meetings with all stockholders who accepted our request to meet, representing approximately 25% of our outstanding shares. Our then-Chair of the Compensation Committee, Mr. Greg Reichow, led our process, and additional Enovix representatives who attended these meetings included our other Compensation Committee members, Ms. Betsy Atkins and Mr. Joe Malchow, together with our Chief Legal Officer, Ms. Arthi Chakravarthy.
The conversations covered a range of topics, including but not limited to the results of the most recent say-on-pay vote, continued alignment of executive compensation with long-term stockholder value, the measures we use to assess compensation, and our governance practices. The primary themes that most consistently emerged across our discussions was the desire for greater transparency about our executive compensation program, as detailed into the table below.

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All stockholder feedback was shared with our Board and considered by our Compensation Committee and Nominating and Governance Committee in their decision-making regarding our governance and compensation practices.

What We Heard	Our Response and Perspective

Most stockholders requested greater transparency regarding our AIP structure, goals and resulting payouts to better understand the objective, formulaic structure of the program and rigorous nature of the goals.

This CD&A provides additional information with respect to our compensation program and performance goals for completed performance periods, including additional insight into the Compensation Committee’s analysis with respect to their decisions on awards. Specifically, we have explained the performance metrics under our AIP and also highlighted the major components for any payouts.

Most stockholders requested additional disclosures regarding our LTI program structure and goals, including the multi-year performance periods to enable a better understanding of the long-term performance nature of the program.

This CD&A includes additional information about our LTI program, the goals that underpin the program, the payouts associated with the program and an illustration of its multi-year performance and holding periods, vesting over a three or four-year time period, if achieved.

Some stockholders inquired about the feasibility of incorporating a relative performance metric, such as relative total shareholder return (“TSR”), as a component of our LTI PRSUs.
Our Compensation Committee has carefully considered the appropriateness of relative metrics including TSR and does not believe they would effectively motivate or reward executives’ performance or serve stockholders’ best interests due to the pre-commercial nature of our business and limited number of direct competitors. As a pre-commercial company, we do not have material revenue or profits against which to judge our execution, negating the possibility of relative financial performance comparisons. As a result, market-based measures of our performance are inherently more subjective and influenced by evolving views of our commercialization progress and risks, which can contribute to greater stock price volatility than more-established companies. Our unique status as a publicly-traded, development stage advanced battery technology company also means that there are very few directly comparable public peers against which it would be appropriate to measure our relative returns. Because our success is measured by achievement of research and development milestones and other key strategic and operational goals, the Compensation Committee believes our current milestone-based PRSU structure is effective and strongly aligns pay outcomes with performance execution that will ultimately translate to stockholder value creation. As we mature, the Compensation Committee intends to continue to assess the feasibility of incorporating relative metrics into our long-term incentive structure.

2025 SAY-ON-PAY RESULTS
Shareholders were otherwise broadly supportive of our program’s structure, and the Compensation Committee took that into consideration, together with our say-on-pay voting results, in determining to maintain a substantially similar structure for 2026. In particular, it considered:
•Over 90% of CEO compensation is at-risk aligning CEO’s incentives with stockholders: Our executive compensation program is anchored by a steadfast commitment to a pay-for-performance philosophy that ensures that our leadership interests are inextricably linked with those of our stockholders. For the 2025 fiscal year, the Compensation Committee structured the CEO’s pay mix such that 92% of total target compensation is 'at-risk'. This variable component, consisting of annual performance-based incentives and long-term equity awards, is only realized if the Company achieves rigorous annual or long-term goals. By limiting fixed base salary to less than 10% of the total pay mix, we ensure that our CEO’s pay outcomes are directly aligned with investors’ interests, and that he is rewarded to the extent that he successfully achieves milestones that are critical to successful commercialization and deliver long-term value creation for our stockholders.

Enovix Corporation	39	2026 Proxy Statement

•Actual payouts reflect rigor of goals: The Compensation Committee remains committed to a philosophy that ensures executive compensation is directly responsive to Company results and the stockholder experience. While the target value of our CEO’s compensation may appear elevated relative to the peer group against which third parties may assess us, the Compensation Committee believes his target opportunity is well-situated within an appropriately competitive range of our peer group, which is a better reflection of companies against whom we compete for talent. Further, the realized compensation actually received by our CEO demonstrates the high degree of 'at-risk' alignment in our program as shown in the bar graph above under “CEO Target and Realized Compensation.”
•Use of strategic and financial goals tailored to the Company’s business stage: The Compensation Committee believes that our current stage of development requires a bespoke incentive structure to drive the specific, high-stakes behaviors necessary for a successful long-term growth strategy and commercial execution. Our PRSU structure uses key performance milestones to incentivize and, if achieved, reward the complex and multi-faceted decision-making and operational execution required to navigate the pivotal shift in our business from technological development to scalable commercialization. This approach ensures that executives’ pay opportunities and outcomes are strictly contingent upon the delivery of the strategic, operational and financial objectives that will define our long-term success.
The Compensation Committee will continue to monitor and evaluate our executive compensation program decisions going forward in light of stockholder engagement and investor feedback, including as expressed through the outcome of future say-on-pay votes.
Compensation Governance Practices
The following are highlights of our compensation governance framework which the Compensation Committee believes reinforces our pay-for-performance philosophy:

WHAT WE DO

✓	Significant portion of executive officer pay is variable and linked to Company and individual performance

✓	Emphasis on long-term stock-based compensation, driving focus on strategic long-term priorities

✓	Pay levels are market aligned with peer group

✓	PRSUs with enhanced post-vesting stock holding requirements

✓	Robust clawback policy covering various types of misconduct or negligent conduct

✓	Active engagement with stockholders

✓	Independent compensation consultant reports directly to Compensation Committee

WHAT WE DON’T DO

✗	No guaranteed annual bonuses or performance-based equity incentive payouts if performance levels are not achieved

✗	No uncapped incentive award payouts

✗	No single-trigger change in control provisions

✗	No tax gross-ups

✗	No excessive perquisites

✗	No pledging, hedging or short sales of our stock

✗	No supplemental executive retirement plans

Enovix Corporation	40	2026 Proxy Statement

Executive Compensation Principles
We provide our NEOs with a market-competitive compensation program designed to attract, retain and motivate leaders who can execute our strategy and drive long-term stockholder value. Executive compensation consists of base salary, short-term annual incentives, long-term incentives and standard employee benefits.
Our program emphasizes performance-based and equity-based incentives, with executive pay primarily delivered in at-risk compensation tied to Company performance and long-term value creation.
The Compensation Committee is responsible for establishing executive compensation and evaluating its alignment with Company performance and strategic objectives, with oversight from the full Board. Our CEO provides input on compensation for the other NEOs but does not participate in deliberations regarding his own compensation.
Annual Incentives
Our annual incentive program (AIP) is a rigorous incentive program designed to drive execution of near-term strategic and operational priorities through a comprehensive set of Critical Success Factors (CSFs) set at the corporate level, with quarterly objectives focused on strategic priorities for the Company.

The 2025 CSFs were designed to directly link annual incentive outcomes to the Company’s highest-priority strategic initiatives, including commercialization, manufacturing scale-up and product innovation.

In 2025, the Compensation Committee:
•Established rigorous, multi-dimensional performance objectives through our CSFs, which centered on four key organizational areas: sales, manufacturing, technology development and financial metrics as described in greater detail below; and
•Elected to deliver earned AIP bonus compensation in the form of equity, reinforcing alignment with long-term stockholder value and conserving cash during the Company’s scale-up phase.
Long-term Incentives
Our long-term incentive (LTI) program is designed to align executive compensation with sustained performance and long-term stockholder value creation through a multi-year time horizon. Our LTI program consists of:
•50% time-based restricted stock units (RSUs) that vest quarterly over four years, supporting retention and long-term alignment with stockholders; and
•50% performance-based restricted stock units (PRSUs) that are earned based on achievement of performance objectives over two separate one-year performance periods, reinforcing accountability for execution against key operational and financial goals. To ensure long-term alignment with the stockholder experience, any earned PRSUs thereafter remain subject to continued service-based vesting requirements and are delivered in two equal installments one and two years after the end of performance period. This extended holding period ensures that our executives remain focused on enduring value creation well beyond the initial performance window.
This structure provides a balanced approach that emphasizes both sustained service and the achievement of critical performance milestones over time. The Compensation Committee believes this structure appropriately balances near-term execution with sustained long-term value creation.

Enovix Corporation	41	2026 Proxy Statement

2025 Compensation Design and Decisions
Base Salary
Base salaries are set at levels that the Compensation Committee, after review of individual performance, the peer group and analysis of the overall market, deems to be necessary to attract or retain highly talented executive officers. Base salaries of our NEOs are also set with the goal of rewarding executive officers on a day-to-day basis for their time and services and based on their job responsibilities and other applicable considerations. For 2025, the Compensation Committee approved modest increases to the base salaries of our NEOs.

Name	2025 Annualized Base Salary ($)	Percent Increase Over 2024 (%)

Dr. Raj Talluri	625,006	5
Ryan Benton(1)	425,000	N/A
Ajay Marathe	477,405	3
Arthi Chakravarthy	367,987	3
1.Mr. Benton joined Enovix in April 2025.
Annual Incentive Program
For 2025, the AIP target opportunity for our NEOs was as follows:

	Fiscal Year 2025

Name	Salary(1) ($)	AIP Target $ Opportunity ($)	AIP Target % of Salary (%)

Dr. Raj Talluri	625,006	625,006	100
Ryan Benton (2)	425,000	255,000	60
Ajay Marathe	477,405	381,924	80
Arthi Chakravarthy	367,987	220,792	60
1.Using annualized salary for fiscal year 2025.
2.Since Mr. Benton joined Enovix in April 2025, he was not eligible to participate in the AIP for the first quarter of fiscal year 2025.
2025 AIP PROGRAM
Based on feedback from engagement with our stockholders, as well as data from our Compensation Consultant regarding the peer practices for companies in similar stages of development, our Compensation Committee determined that it would slightly modify the AIP in 2025 to move from five eligibility periods (four quarterly and one annual) to four quarterly eligibility periods. This meant that beginning with the first quarter of 2025, our executives would be eligible for a quarterly target bonus equal to 25% of their AIP target amount. The Compensation Committee retained final discretion over and approved all quarterly bonus payments under the 2025 AIP and as in prior years, the payout under the AIP was payable in the form of cash or equity at the option of the Compensation Committee. For 2025, the Compensation Committee again elected to ultimately pay all amounts earned under the AIP for each quarter in equity, in the form of fully vested RSUs.

Enovix Corporation	42	2026 Proxy Statement

CSF SELECTION AND SCORING
The Compensation Committee uses a structured scoring framework consisting of annual corporate performance objectives (“Corporate CSFs”) and individual performance objectives (“Individual CSFs”) designed to ensure rigor, transparency, and consistency in evaluating corporate and individual performance outcomes. CSFs are evaluated on a quarterly basis against clearly defined, pre-established criteria. On average, 18 to 20 Corporate CSFs are selected for each quarter based on the Company’s annual operating plan and long-term strategic initiatives, totaling a maximum of 120 points available to be earned for that quarter. Each CSF ranges in value between 2 and 5 points at the low end, and up to 10 or 15 points at the high end. No individual goal is material in determining the AIP bonus payout.
The CSFs at the high end of the range are considered the most critical goals for the Company for that performance period and typically require substantial effort to achieve.
Similar to the Corporate CSFs, Individual CSFs have a maximum of 120 points available to be earned for each quarter, although the number of Individual CSFs for an executive is typically less than Corporate CSFs and therefore, each is worth a greater amount of points.
A minimum final score of at least 65 points is required for any payout in respect of CSFs for a quarter. Thereafter, the payout percentage is determined based on the points earned as follows (with linear interpolation applied for points achieved that fall between each level below):

	Points Achieved (#)	Payout (%)

Threshold	65	50%
Target	80-100	100%
Maximum	120	120%
However, in all cases the minimum threshold level of 65 points for the Corporate CSF must be met prior to receiving any payout in respect of the Individual CSFs. The final payout is determined on a quarterly basis as follows:

Target AIP Bonus (25% of Total $ Value)	X	Corporate CSF Payout % (0% to 120%)	X	Individual CSF Payout % (0% to 120%)	=	Final AIP Bonus ($)

< 65 Corporate CSF Points
No AIP Bonus Payout

Enovix Corporation	43	2026 Proxy Statement

2025 Corporate CSFs
For fiscal year 2025, the Corporate CSFs were designed to be aggressive and rigorous, but attainable with significant effort and disciplined execution. While we do not disclose the specific targets or metrics underlying these goals because they contain commercially sensitive information that could harm our competitive position if disclosed, the Corporate CSFs covered four key categories that were deemed to be of the utmost importance for both the short- and long-term growth of the Company:
•Sales CSFs focused on expanding commercial traction and deepening customer engagement. Key priorities included defining and delivering custom cell solutions, and completing customer qualifications and audits.
•Manufacturing CSFs emphasized scaling production capabilities, improving operational efficiency, and enhancing product quality. Objectives centered on increasing throughput, yield and overall equipment effectiveness, reducing design and production cycle times, qualifying new manufacturing capacity, and reducing defect rates to support high-quality output at scale.
•Technology Development CSFs were centered on advancing product performance and commercialization readiness, including achieving targeted energy density, cycle life, and fast-charge metrics, completing internal and customer qualification milestones, as well as progress in design and process improvements to support scalable production.
•Financial CSFs prioritized disciplined capital management and supporting long-term growth. Core objectives included managing free cash flow and advancing cost reduction initiatives to improve unit economics and support long-term profitability.
Collectively, the Corporate CSFs mandated execution against Enovix’s key strategic priorities and required a coordinated effort to drive commercial growth, operational scale, product innovation, and financial strength, reinforcing the Company’s transition toward commercial execution and long-term value creation.
In reviewing the quarterly performance, the Compensation Committee determined that the NEOs achieved many of the Corporate CSFs, including:
•Delivered specified energy density performance metrics;
•Defined custom cell parameters for various customers;
•Reduced design, tooling and conversion time in manufacturing facility;
•Successfully completed a specified number of customer audits; and
•Managed cash flows to targeted levels.
However, as a reflection of the rigorous nature of the strategic goals, performance during the third quarter of 2025 resulted in a payout at less than target and fourth quarter performance resulted in no payout. The table below highlights these outcomes, including areas where performance fell below target, resulting in reduced or zero payouts.

	Q1 2025		Q2 2025		Q3 2025		Q4 2025

Category of CSF	Max Points Available	Actual Points Achieved	Max Points Available	Actual Points Achieved	Max Points Available	Actual Points Achieved	Max Points Available	Actual Points Achieved

Sales	22.0	19.2	27.0	24.4	36.0	32.5	28.0	23.0
Manufacturing	44.0	28.5	42.0	25.0	29.0	9.6	37.0	9.6
Technology Development	40.0	35.0	36.0	23.5	41.0	14.0	35.0	5.0
Financial	14.0	9.9	15.0	12.0	14.0	14.0	20.0	10.0
Total Points	120.0	92.5	120.0	84.9	120.0	70.1	120.0	47.6
Final Corporate CSF Payout Factor	100%		100%		67%		0%

Enovix Corporation	44	2026 Proxy Statement

2025 Individual CSFs
The Compensation Committee next considered each NEO’s performance against their respective Individual CSFs for each quarter of fiscal year 2025. As described above, in the event the Corporate CSF threshold level of performance is not achieved, there is no payout in respect of Individual CSFs. Accordingly, since the Corporate CSF threshold level was not achieved for the fourth quarter of 2025 as reflected in the table above, the NEOs were not scored nor did they earn a payout in respect of their Individual CSF performance for that quarter.
In accordance with the terms of AIP approved by the Compensation Committee, our CEO’s Individual CSF payout factor for each quarter is in all cases equal to the Corporate CSF payout factor for the respective quarter. As a result, Dr. Talluri’s Individual CSF payout factor for each quarter of fiscal year 2025 was equal to the Corporate CSF payout factor set forth in the table above.
Mr. Benton joined Enovix in April 2025 and therefore was not eligible for the AIP in the first quarter of 2025. Pursuant to Company policy, Mr. Benton’s Individual CSF payout factor was set at 100% for the second quarter of 2025 and pro-rated for the number of days from his start date until the end of the second quarter. Thereafter, the Compensation Committee reviewed his performance against his Individual CSFs, a defined set of operational and financial priorities, with input from our CEO, and determined that for the third quarter, his Individual CSF payout factor was 100%.
For our other two NEOs, Mr. Marathe and Ms. Chakravarthy, the Compensation Committee considered their individual performance for each quarter of fiscal year 2025 versus their respective Individual CSFs, in each case with input from our CEO. After consideration of each NEO’s performance against their respective quantitative and qualitative CSFs, the Compensation Committee ultimately determined that the Individual CSF payout factor for the first three quarters of fiscal year 2025 for each was as follows: Mr. Marathe – 100%, 82% and 70% respectively; and Ms. Chakravarthy – 100% for each quarter.
Final 2025 AIP Bonus Payouts
As described above, the quarterly AIP bonus payout for each NEO was determined by taking the NEO’s eligible salary multiplied by his or her target opportunity amount on a quarterly basis (i.e. 25% of the Target AIP Bonus opportunity) and multiplying that amount by the product of the Company CSF and the Individual CSF payout percentages. After applying the respective scoring for the Corporate CSFs and Individual CSFs for each quarter, the Compensation Committee approved the following payouts under the AIP bonus, which the Compensation Committee elected to pay in fully-vested RSUs for each quarter of fiscal year 2025:

Name	2025 Target Annual Bonus(1) ($)	Q1 Actual Bonus(2) ($)	Q2 Actual Bonus ($)	Q3 Actual Bonus ($)	Q4 Actual Bonus ($)	Aggregate 2025 Actual Bonus ($)	Aggregate Bonus as % of Target (%)	Shares of Common Stock Received (#)

Dr. Raj Talluri	625,006	148,750	156,252	70,421	—	375,422	60%	42,257
Ryan Benton(3)	255,000	—	53,942	42,798	—	96,740	38%	10,861
Ajay Marathe	381,924	92,700	78,294	45,083	—	216,078	57%	24,679
Arthi Chakravarthy	220,792	53,590	55,198	37,056	—	145,845	66%	16,683
1.Using annualized salary for fiscal year 2025.
2.All salary increases in 2025 were effective as of April 1, 2025 for all pay periods thereafter. Accordingly, the Q1 Actual Bonus was calculated using the Target AIP Bonus amount for the respective NEO’s applicable base salary prior to the increase. In addition, Mr. Benton was not eligible to earn a Q1 bonus since he joined Enovix in April 2025.
3.As described above, Mr. Benton was not eligible to earn a Q1 bonus since he joined Enovix on April 14, 2025, and his bonus for the second quarter was pro-rated based on his start date.
The resulting payouts reflect below-target performance overall, consistent with the Company’s pay-for-performance philosophy.

Enovix Corporation	45	2026 Proxy Statement

Long-Term Equity Incentive Program
We use long-term incentive stock awards consistent with our compensation philosophy to attract, retain and motivate our executive officers, reward sustained performance over multiple years, align the interests of our executives with those of our stockholders, enhance the personal stake of executive officers in the growth and success of the Company and support the retention of key leadership talent.
Our long-term incentive (LTI) program is comprised of performance-based RSUs (PRSUs) and time-based RSUs. Our practice is to review and approve annual equity awards for executives at the regularly scheduled meetings of our Compensation Committee and Board in February. Equity awards are granted in specified dollar amounts, with the number of shares for each PRSU grant, and time-based RSU grant, determined by the closing price of the Company’s common stock on the grant date, which is generally on or around April 1st.
We may occasionally grant off-cycle equity awards to executives in connection with a new hire or promotion, or for recognition, retention, or other strategic purposes. During 2025, we issued Mr. Benton a new hire equity grant of 748,752 service-based RSUs with a grant date value of $4,500,000 upon commencement of his employment as our Chief Financial Officer in April 2025. The Compensation Committee determined Mr. Benton’s award value taking into consideration his experience and the need to offer a sufficiently competitive opportunity to induce him to leave his former employer, including the forfeiture of any outstanding incentive awards.
As with other similar new hire grants, the RSUs vest over five years, with 1/5 vesting on the first anniversary of the grant date and then quarterly thereafter over the following four years. In addition, consistent with our compensation policies, Mr. Benton was not eligible to participate in the 2025 LTI Program. For 2026, he is participating in our annual LTI program on the same basis as our other NEOs, pursuant to which he is being awarded a grant with a target value of approximately $2,500,000 comprised of the same equal mix of RSUs and PRSUs as our other NEOs.
In addition, the Compensation Committee decided to grant a one-time special award designed specifically to retain Mr. Marathe given the near-term criticality of maintaining his operational leadership to continue to progress our business objectives amid ongoing organizational restructuring within the Company. This equity incentive was issued to Mr. Marathe in January 2025 in the form of 160,513 service-based RSUs with a grant date value of $2,000,000. In establishing the value of this award, the Compensation Committee also took into consideration his deep experience and the need to strengthen the value of his near-term unvested equity opportunity to deter him from competing opportunities in a thin competitive market for executives of his caliber, background and experience. The RSUs vest 50% on the one-year anniversary of the grant date and the remaining 50% was to vest on the second anniversary of the grant date. However, Mr. Marathe retired from the Company in February 2026, and therefore the remaining 50% of the RSUs were ultimately forfeited.

Enovix Corporation	46	2026 Proxy Statement

2025 EQUITY AWARDS
The equity grant amounts under the LTI program were determined based on the Compensation Committee’s assessment of individual performance, as well as the compensation data from peer companies and input from Compensia, Inc. (“Compensia”), its independent compensation consultant. As in prior years, the Compensation Committee carefully reviewed a competitive market analysis prepared by Compensia to ensure alignment with market practices and the industries in which we compete for talent.
Consistent with prior years, the fiscal 2025 LTI awards for our NEOs consisted of two forms of equity vehicles: 50% PRSUs and 50% time-based RSUs. Both forms of equity are earned over an extended time horizon. For fiscal year 2025, the Compensation Committee approved the following target award values, which were converted to the corresponding number of PRSUs and RSUs listed below for our NEOs.

		Equivalent number of (2)

Name	Target Value of Awards(1) ($)	Target PRSUs (50%) (#)	RSUs (50%) (#)

Dr. Raj Talluri	7,000,000	470,430	470,430
Ryan Benton(3)	—	—	—
Ajay Marathe(4)	2,000,000	134,408	134,408
Arthi Chakravarthy	1,500,000	100,806	100,806
1.Reflects target values of awards on the date of grant. These target values differ from the amounts shown in the “Stock Awards” column of the Summary Compensation Table, which represent grant date fair values determined pursuant to ASC 718.
2.Number of RSUs calculated by dividing allocated portion of target value of awards by $7.44, the closing price of Enovix common stock on the grant date, April 1, 2025.
3.Since Mr. Benton joined Enovix in April 2025, he was not eligible to participate in the 2025 LTI program.
4.Mr. Marathe retired on February 17, 2026, prior to the determination date of the PRSUs. Therefore, all of his unearned PRSUs were forfeited, in addition to the balance of his unvested RSUs as of the retirement date.
RSU AWARDS
Fifty percent (50%) of the LTI equity award for each NEO for fiscal year 2025 was issued in the form of time-based RSUs. These service-based RSUs vest ratably over four years in equal quarterly installments, subject to continued service. Payouts are made in the form of shares of our common stock, so the value of an RSU award increases or decreases based on stock price performance from the grant date, further aligning the interests of the executive with long-term stockholder value creation. Before an RSU vests, the holder has no ownership rights in the shares and is not entitled to dividends or dividend equivalents.
PRSU AWARDS
Fifty percent (50%) of each NEO’s LTI equity award was delivered in PRSU awards tied to the achievement of our long-term strategic objectives. The PRSUs consist of two one-year performance periods followed by a two-year vesting period for each tranche, resulting in combined performance and vesting periods totaling four years (see illustration below). The target value of the PRSU is divided equally between the two performance periods.
The threshold payout for the PRSUs is set at 50% of target and the maximum is capped at 200%, with linear interpolation applied for performance that falls between each level. There is no payout for performance that falls below the threshold level.

PRSU Payout (%)

Threshold	50%
Target	100%
Maximum	200%

Enovix Corporation	47	2026 Proxy Statement

The following chart demonstrates the long-term nature of the LTI equity awards, including the actual performance payout percentage vs. target for the 2024-2025 LTI PRSUs and the 2025-2026 LTI PRSUs for illustration purposes.

FY 2024
FY 2025
FY 2026
FY 2027
FY 2028
FY 2029
2024-2025 LTI Equity Grant
50% Time-Based RSUs
Time-based quarterly vesting through April 2028
50% PRSUs
FY 2024 Performance Period
FY 2024 Performance Determined
0% Payout
50% of any Earned PRSUs would have vested in April 2026
50% of any Earned PRSUs would have vested in April 2027
FY 2025 Performance Period
FY 2025 Performance Determined
44% Payout
50% of Earned PRSUs vest in April 2027
50% of Earned PRSUs vest in April 2028
2025-2026 LTI Equity Grant
50% Time-Based RSUs
Time-based quarterly vesting through April 2029
50% PRSUs
FY 2025 Performance Period
FY 2025 Performance Determined
72% Payout
50% of Earned PRSUs vest in April 2027
50% of Earned PRSUs vest in April 2028
FY 2026 Performance Period
FY 2026 Performance Determined
TBD
50% of any Earned PRSUs vest in April 2028
50% of any Earned PRSUs vest in April 2029

2025-2026 LTI PRSU Awards
For the 2025-2026 LTI PRSU awards, the Compensation Committee approved an aggressive set of strategic goals for the NEOs, including financial targets that required continued sustained strong performance in an uncertain economic environment, equally challenging commercial, technology development and operational targets, and a focus on continued progress toward positioning the Company to achieve its long-term commercial objectives. Whereas the goals for the previous 2024-2025 LTI program were comprised of two performance metrics weighted equally for each performance period (FY 2024 and FY 2025), the Compensation Committee determined that for 2025 it would utilize four performance metrics weighted equally (25% each) for each of the performance periods (FY 2025 and FY 2026).

Enovix Corporation	48	2026 Proxy Statement

The performance metric and the relative results for fiscal year 2025 for the 2025-2026 LTI PRSUs are as set forth below:

Performance Metric	Weighting (%)	Achievements	Payout (%)

Sales: Achieve between 2 to 6 "design wins," defined as customer commitments to use an Enovix product for an end market application as evidenced by meeting at least 3 out of 6 objective criteria.	25%	6 different customers across the mobile, defense and internet of things (IoT) markets met at least 4 of the 6 criteria for a design win.	200%
Manufacturing: Meet specified manufacturing production and performance targets.	25%	Met some but not the threshold level of key metrics required.	0%
Technology Development: Achieve key milestones for commercial launch of Enovix silicon batteries by specified dates.	25%	Met some but not the threshold level of key metrics required.	0%
Financial Performance: 2025 Product Revenue growth.	25%	Delivered record full-year 2025 revenue of $31.8 million, compared to $23.1 million in 2024, representing 38% year-over-year growth, primarily reflecting defense and industrial shipments.	87%
Final Payout for FY25 Performance: 72% of Target

The results reflect the differentiated nature of the performance metrics, with strong commercial execution offset by underperformance in certain technology and operational objectives. As a result of the foregoing performance, the NEOs earned the following 2025-2026 LTI PRSUs for the fiscal year 2025 performance period, which will vest 50% on each of the second and third anniversaries of the grant date:

		Earned PRSUs

Name	Target PRSUs for FY 2025 (#)	Delivered in 2027 (#)	Delivered in 2028 (#)

Dr. Raj Talluri	235,215	84,406	84,407
Ajay Marathe(1)	67,204	—	—
Arthi Chakravarthy	50,403	18,086	18,088
1.The PRSUs were forfeited due to Mr. Marathe's retirement prior to the determination date for the PRSUs.

Enovix Corporation	49	2026 Proxy Statement

2024-2025 LTI PRSU Awards
For the fiscal year 2025 performance period of the 2024-2025 LTI PRSUs, the performance metric and relative results are as set forth below:

Performance Metric	Weighting (%)	Achievements	Payout (%)

Manufacturing: Meet specified level of design cost for new manufacturing line	50%	New line design cost reduced as a result of anticipated decrease in capital expenditures for a second high volume manufacturing line due to design simplifications, repeat-order efficiencies, architectural enhancements, and supplier alignment.	88%
Financial Performance: 2025 Product Revenue growth	50%	Did not meet the specified level of revenue growth targets.	0%
Final Payout for FY25: 44% of Target

As a result of the foregoing performance, the NEOs earned the following 2024-2025 LTI PRSUs for the fiscal year 2025 performance period, which will vest 50% on each of the third and fourth anniversaries of the grant date:

		Earned PRSUs

Name	Target PRSUs for FY 2025 (#)	Delivered in 2027 (#)	Delivered in 2028 (#)

Dr. Raj Talluri	206,360	45,399	45,399
Ajay Marathe(1)	67,659	—	—
Arthi Chakravarthy	50,744	11,163	11,163
1.The PRSUs were forfeited due to Mr. Marathe's retirement prior to the determination date for the PRSUs.

Enovix Corporation	50	2026 Proxy Statement

Other Aspects of Executive Compensation
Compensation Consultant
During fiscal year 2025, the Compensation Committee retained Compensia as its independent compensation consultant. The Compensation Committee requested that Compensia:
•provide market information, analysis, and other advice relating to executive compensation on an ongoing basis;
•evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and
•assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
Over the course of 2025, Compensia advised on appropriate compensation for attracting and retaining executives based on the peer group and discussions with the Compensation Committee and executives. The Compensation Committee considered Compensia’s input as part of its decision-making process.
The Compensation Committee annually evaluates its relationship with Compensia, including factors to determine whether the firm is independent from management. This review process includes a review of the services that Compensia provided, the quality of those services and other applicable factors. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq listing standards, and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.
Peer Group
On an annual basis, the Compensation Committee reviews our executive compensation program as compared to a select group of peer companies to ensure that it is providing market competitive opportunities for each of the NEOs. The peer group consists of publicly traded companies similar in size to Enovix, targeting market capitalizations of approximately 0.25x to 4.0x our market capitalization at the time of selection and trailing four quarters’ revenues of not more than $250 million, given the limited number of comparable companies in a pre-commercial stage like us. At the time of selection, Enovix was positioned at approximately the 60th percentile on the basis of market capitalization, and the 13th percentile on the basis of revenue, given our pre-commercial status. We also screen for companies focused on manufacturing and research and development in industries adjacent to our advanced battery technology business, including electrical components, semiconductors, technology hardware and chemicals that are likely to compete with Enovix for executive talent.
The Compensation Committee uses the data derived from the peer group to inform its decisions about NEO compensation including amounts, design, mix of pay components, business performance and any other pertinent considerations. While the Compensation Committee considers peer group compensation data to be an important reference point, it uses such data in conjunction with a range of other factors, including individual performance, experience, retention, internal equity, and the Company’s short and long-term strategic objectives.
Each year, the Compensation Committee conducts a review of our peer group composition to make any necessary adjustments such as removing companies that no longer share similar developmental, market and organizational characteristics, or further refining the selection criteria to include companies more relevant to the battery industry and Enovix’s stage of development. While the Compensation Committee generally aims for year-over-year consistency in the peer group, it determined a number of changes were necessary for the peer group used to assess 2025 compensation decisions to better align with our prioritization of companies within the battery industry and focused on manufacturing and research and development. These changes included the removal of Blink Charging Co., ChargePoint Holdings, Energy Recovery, Eos Energy Enterprises, EVgo, Fisker, FuelCell Energy, Luminar Technologies and Solid Power, and the addition of the companies noted below.

Enovix Corporation	51	2026 Proxy Statement

For 2025, our peer group consisted of the following publicly traded companies:

Ambarella	indie Semiconductor	Rambus
Amprius Technologies	IonQ	SES AI
Arcadium Lithium	MaxLinear	Shoals Technologies Group
Cohu	Navitas Semiconductor	Semtech
Credo Technology Group	QuantumScape	SiTime
Impinj	Power Integrations*	Wolfspeed
Clawback Policy
The Compensation Committee has adopted an Incentive Compensation Recoupment Policy (“Clawback Policy”) that complies with Nasdaq Listing Rule 5608, Section 10D of the Exchange Act and the rules promulgated thereunder. The Clawback Policy requires that covered executives must reimburse us, or forfeit, any excess incentive-based compensation received by such covered executive during the three completed fiscal years immediately preceding the date on which we are required to prepare an accounting restatement of our financial statements due to material noncompliance with any financial reporting requirement under the securities laws. Executives covered by the Clawback Policy include our current and former executive officers, as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act and Nasdaq listing standards, and such other senior executives or employees who may from time to time be deemed subject to the Clawback Policy by the Compensation Committee.
Incentive-based compensation subject to the Clawback Policy includes any compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery is the excess of the incentive-based compensation received based on the erroneous data over the incentive-based compensation that would have been received had it been based on the restated results, and is computed without regard to any taxes paid. The Clawback Policy will only apply to incentive-based compensation received on or after October 2, 2023, the effective date of the Clawback Policy.
Equity Grant Practices
We do not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation. During fiscal year 2025, we did not grant stock options, stock appreciation rights, or similar option-like instruments to our NEOs.
Employment Arrangements With NEOs
We believe that a strong, experienced management team is essential to the best interests of the Company and our stockholders. The employment agreements with our NEOs provide for at-will employment and set forth the material initial terms of employment. Our NEOs are also eligible for certain severance and change of control benefits, as described below under “Potential Payments Upon Termination or Change of Control.” In addition, each of our NEOs has executed our standard confidential information and invention assignment agreement. The key terms of these agreements are described below.
Dr. Raj Talluri
We entered into an employment agreement with Dr. Talluri in January 2023, which governs the current terms of Dr. Talluri’s employment with us. The agreement provides for an initial annual base salary of $545,000 and an initial grant of 2,000,000 RSUs with a five-year vesting period. In addition, Dr. Talluri is eligible to receive an annual discretionary bonus of up to 100% of his base salary based on corporate performance metrics. He may be granted future additional equity awards at the discretion of the Board of Directors.

Enovix Corporation	52	2026 Proxy Statement

Ryan Benton
We entered into an employment agreement with Mr. Benton in April 2025, which governs the current terms of Mr. Benton’s employment with us. The agreement provides for an initial annual base salary of $425,000 and an initial grant of 748,752 RSUs with a five-year vesting period. In addition, Mr. Benton is eligible to receive an annual discretionary bonus of up to 60% of his base salary based on corporate and individual performance metrics. He may also be granted future additional equity awards at the discretion of the Board of Directors.
Ajay Marathe
We entered into an employment agreement with Mr. Marathe in November 2022, which governed the current terms of his employment with us. The agreement provided for an initial annual base salary of $450,000 and an initial grant of 833,000 RSUs with a five-year vesting period. In addition, Mr. Marathe was eligible to receive an annual discretionary bonus of up to 80% of his base salary based on corporate and individual performance metrics. Mr. Marathe retired from the Company on February 17, 2026 and therefore any unvested RSUs were forfeited, together with any unearned PRSUs.
Arthi Chakravarthy
We entered into an employment agreement with Ms. Chakravarthy in April 2023, which governs the terms of her employment with us. The agreement provides for an initial annual base salary of $350,000 and an initial grant of 251,601 RSUs with a five-year vesting period. In addition, Ms. Chakravarthy is eligible to receive an annual discretionary bonus of up to 60% of her base salary, based on corporate and individual performance metrics. She may also be granted future additional equity awards at the discretion of the Board of Directors.
NON-QUALIFIED DEFERRED COMPENSATION
Our NEOs did not participate in, or earn any benefits under, any non-qualified deferred compensation plan. Our Board of Directors may elect to provide officers and other employees with non-qualified deferred compensation benefits in the future if it determines that doing so is in our best interests.
PENSION BENEFITS
Our NEOs did not participate in, or otherwise receive any benefits under any pension plan sponsored by Enovix during fiscal year 2025.
SEVERANCE AND CHANGE OF CONTROL BENEFITS
Each NEOs’ employment agreement provides for certain severance benefits if the executive’s employment is involuntarily terminated by us without "cause” or the executive resigns for “good reason,” and also provides for enhanced equity acceleration benefits if the qualifying termination of employment occurs in connection with a change of control of the Company. All such severance benefits are subject to execution and effectiveness of a release of claims and compliance with the applicable NEO’s employment agreement, confidentiality agreements, and non-competition and non-solicitation agreements, as well as returning all Company property to us.
We believe that these severance benefits are an important element of our executive compensation and retention program, which has particular importance in the context of a corporate transaction because providing change of control related severance benefits should eliminate, or at least reduce, the reluctance of our NEOs to diligently consider and pursue potential transactions that may be in the best interests of our stockholders. We also believe that our severance benefit arrangements with our NEOs are consistent with compensation arrangements provided in a competitive market for executive talent and the events triggering payment represent appropriate hurdles for the severance benefits. We further believe that the benefits of such severance arrangements, including generally requiring a release of claims against us as a condition to receiving the severance benefits, are in our best interests.
A description of the terms and conditions of the foregoing severance benefits and separation agreements, as well as information about the estimated payments that our NEOs would have been eligible to receive as of December 28, 2025, are set forth in “Potential Payments upon Termination or Change of Control” below.
NO TAX GROSS-UPS
In fiscal year 2025, we did not make gross-up payments to cover our NEOs’ personal income taxes that pertained to any of the compensation, perquisites or personal benefits paid or provided by us.

Enovix Corporation	53	2026 Proxy Statement

HEALTH AND WELFARE BENEFITS
We provide benefits to our NEOs on the same basis as provided to all of our employees, including health, dental and vision insurance; and life and disability insurance. We do not maintain any executive-specific benefit or perquisite programs (other than as described below under “Potential Payments Upon Termination or Change of Control”).
401(K) PLAN
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits under the Internal Revenue Code of 1986, as amended (the “Code”). We have the ability to make matching and discretionary contributions to the 401(k) plan and previously contributed 3% of base salary to employees’ accounts, regardless of an employee’s contribution decision. Beginning on June 15, 2024, only certain employees below a specific salary threshold are eligible to receive the discretionary 3% of base salary contribution, which is provided regardless of an employee’s contribution decision. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to employees until withdrawn or distributed from the 401(k) plan.
Compensation Committee Report
Our Compensation Committee has reviewed and discussed the section titled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section titled “Compensation Discussion and Analysis” be included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 28, 2025.
Respectfully submitted by the Compensation Committee of the Board of Directors.
J. Daniel McCranie (Chairperson)
Betsy Atkins
Joseph Malchow
This report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Enovix Corporation	54	2026 Proxy Statement

Executive Compensation Tables

Just in Time for the Future™

Executive Compensation Tables
2025 Summary Compensation Table
The following table shows information regarding the compensation earned by or paid to our NEOs during the fiscal years ended December 28, 2025, December 29, 2024, and January 1, 2023 (referred to as fiscal year 2025, 2024 and 2023, respectively).

Name and Principal Position	Fiscal Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)

Dr. Raj Talluri President and Chief Executive Officer	2025	617,505	—	6,999,998	375,422	3,564	7,996,489
	2024	595,000	—	10,420,816	422,518	13,914	11,452,248

Ryan Benton Chief Financial Officer	2025	301,042	—	4,500,000(3)	96,740	1,518	4,899,299

Ajay Marathe Former Chief Operating Officer	2025	473,929	—	3,999,983(4)	216,078	3,977	4,693,967
	2024	463,500	—	3,499,978	266,890	10,392	4,240,760
	2023	450,000	—	—	121,259	13,949	585,208

Arthi Chakravarthy Chief Legal Officer	2025	365,308		1,499,993	145,845	810	2,011,955
	2024	357,269	—	2,439,986	184,974	7,963	2,990,192

1.The Company’s fiscal year generally ends on the Sunday that is closest to December 31 and contains 52 weeks, except for the years with 53 weeks.
2.The amounts reported in this column do not reflect dollar amounts actually received by the NEOs. Instead, these amounts represent the grant-date fair value of RSUs and PRSUs granted in the applicable fiscal year and the incremental fair value of RSUs and PRSUs modified in the applicable fiscal year, in each case calculated in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock-based Compensation (“ASC 718”). For the PRSUs, the reported amounts presented above were calculated with the estimated probable outcome of the performance vesting condition in accordance with ASC 718 as of the grant date. See Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 for a discussion of the relevant assumption used in calculating these amounts. The following table presents the target and maximum amounts of the aggregate grant date fair value of 2025-2026 PRSUs granted under the 2025 LTI Program for fiscal year 2025.

		Aggregate Grant Date Fair Value of 2025-2026 PRSUs

Name	Grant Date	Target ($)	Maximum ($)

Dr. Raj Talluri	4/1/2025	3,499,999	6,999,998
Ajay Marathe(a)	4/1/2025	999,996	1,999,992
Arthi Chakravarthy	4/1/2025	749,997	1,499,994
a.The PRSUs granted to Mr. Marathe were forfeited in their entirety pursuant to the terms of the PRSU grant agreement, which require that the grantee remain employed through the vesting date.
3.Mr. Benton joined Enovix in April 2025 and therefore was not eligible to participate in the 2025 LTI Program. This amount reflects the value of his "new hire" award granted to him in connection with the commencement of his employment. The RSUs vest 1/5 on the one-year anniversary and in quarterly installments thereafter over the next four years.

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4.This amount includes a special retention equity award issued to Mr. Marathe in January 2025 with a grant date fair value of approximately $2,000,000. Mr. Marathe retired from Enovix in February 2026, and therefore forfeited all of the PRSUs and any unvested RSUs as of the retirement date, including the remaining 50% of the special retention equity award.
5.The amounts reported in this column represent the amount earned under the AIP for each fiscal year, which included the actual payout in cash or fully vested RSUs for that fiscal year. For the 2025 AIP, the Compensation Committee elected to pay any earned amounts in the form of fully-vested RSUs (please refer to the table in the “Final 2025 AIP Bonus Payouts” section of this Proxy Statement for the total number of shares of common stock received by each NEO upon vesting of the RSUs).
6.For 2025, the amounts in this column reflect life insurance premiums for all NEOs and an additional $412 paid to Mr. Marathe in connection with a patent application in 2025.

Enovix Corporation	57	2026 Proxy Statement

2025 Grants of Plan-Based Awards Table
The following table provides information regarding the possible payouts to our NEOs in fiscal year 2025 under the 2025 AIP, the LTI Program and other equity awards received by our NEOs in fiscal year 2025 under the 2021 Plan.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)

Name	Award Type	Grant Date	Committee Approval	Threshold($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

	RSU(5)	4/01/2025	2/14/2025	—	—	—	—	—	—	470,430	3,499,999
Dr. Raj Talluri	2025-2026 LTI PRSU(6)	4/01/2025	2/14/2025	—	—	—	—	470,430	940,860		3,499,999
	AIP	—	2/14/2025	—	617,505	889,206	—	—	—	—	—

Ryan Benton	RSU(7)	4/14/2025	4/05/2025	—	—	—	—	—	—	748,752	4,500,000
	AIP(8)	—	4/05/2025	—	181,442	261,277	—	—	—	—	—

	RSU(9)	1/06/2025	12/17/2024	—	—	—	—	—	—	160,513	1,999,992
	RSU(5)(10)	4/01/2025	2/12/2025	—	—	—	—	—	—	134,408	999,996
Ajay Marathe	2025-2026 LTI PRSU(6)(10)	4/1/2025	2/12/2025	—	—	—	—	134,408	268,816		999,996
	AIP	—	2/12/2025	—	379,143	545,966	—	—	—	—	—
	RSU(5)	4/1/2025		—	—	—	—	—	—	100,806	749,997
Arthi Chakravarthy	2025-2026 LTI PRSU(6)	4/1/2025	2/12/2025	—	—	—	—	100,806	201,612		749,997
	AIP	—	2/12/2025	—	219,185	315,626	—	—	—	—	—
1.The amounts in these columns represent the threshold, target and maximum amount of possible cash incentive opportunities available to our NEOs under the AIP for fiscal year 2025, which are payable in the form of RSUs at the option of the Compensation Committee. The terms of 2025 AIP are summarized under “Compensation Discussion and Analysis—2025 Compensation Design and Decisions—Annual Incentive Plan” in this Proxy Statement and do not represent actual compensation earned by our NEOs for fiscal year 2025. There is no threshold amount disclosed in the table because earned amounts can go as low as zero. Target and maximum amounts were set as a percentage of each NEO’s base salary applicable during the respective fiscal quarter. All base salary increases in fiscal year 2025 were effective April 1, 2025 and therefore, the applicable base salary for the target and maximum amounts for first quarter of fiscal year 2025 was the previous year's salary. For the actual amounts paid to each of the NEOs under the AIP, see the “Summary Compensation Table” above and applicable footnotes.
2.Amounts reported in these columns represent PRSUs granted under the LTI program in fiscal year 2025 that will vest based on various goals with target (100%) and maximum (200%) payouts, as further described under “Compensation Discussion and Analysis—Long-Term Equity Incentive Program—2025 LTI Equity Awards” in this Proxy Statement. There is no threshold amount disclosed in the table because earned amounts can go as low as zero. Mr. Benton joined Enovix in April 2025 and in accordance with Company policy, he was not eligible to participate in the LTI program for fiscal year 2025.
3.Represents RSUs granted to the executive with continued service requirements.
4.Amounts reported in this column do not reflect dollar amounts actually received by the NEOs. Instead, these amounts represent the grant-date fair value of RSUs and PRSUs calculated in accordance with ASC 718. For the PRSUs, the reported amounts presented above were calculated with the estimated probable outcome of the performance vesting condition as of the grant date in accordance with ASC 718. See Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 for a discussion of the relevant assumptions used in calculating these amounts.
5.These RSUs represent the service-based component of the LTI program and vest in 16 equal quarterly installments on each quarterly anniversary of the vesting commencement date of April 1, 2025, subject to each individual’s continued service at each vesting date, as further described under “Compensation Discussion and Analysis—Long-Term Equity Incentive Program—2025 LTI Equity Awards—RSU Awards" in this Proxy Statement.

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6.These 2025-2026 LTI PRSUs were granted in fiscal year 2025, of which 50% of the target PRSUs were tied to performance criteria for fiscal year 2025 and 50% of the target PRSUs are tied to performance criteria for fiscal year 2026. The performance criteria for each fiscal year consists of four individual goals, equally weighted at 25% each. Based on the performance for fiscal year 2025, the NEOs received 0% payout with respect to two of the four fiscal year 2025 performance criteria, and of the remainder, one goal was achieved at 87% of target and the other goal's achievement resulted in a payout of 200% of target. The RSUs earned for fiscal year 2025 performance will vest 50% in April 2027 and 50% in April 2028, subject to continued service. With respect to the portion of the 2025-2026 LTI PRSUs tied to 2026 performance criteria, any earned RSUs will vest 50% in April 2028 and 50% in April 2029, subject to continued service. See “Compensation Discussion and Analysis—Long-Term Equity Incentive Program—2025 LTI Equity Awards—2025-2026 LTI PRSU Awards" in this Proxy Statement for a detailed description of the PRSUs awards and the criteria for determining the amounts payable.
7.Mr. Benton was issued a "new hire" service-based RSU award upon commencement of his employment as our Chief Financial Officer. The RSUs vest 1/5 on the first anniversary of the grant date and then quarterly thereafter over the following four years.
8.Due to his start date, Mr. Benton was not eligible to participate in the AIP for the first quarter of fiscal year 2025. The target and maximum amounts shown for the AIP are based on a pro-rated amount for the second quarter based on his start date and the balance of his annualized salary for fiscal year 2025.
9.Mr. Marathe was issued a one-time special equity retention award of service-based RSUs as further described in “Compensation Discussion and Analysis—Long-Term Equity Incentive Program" in this Proxy Statement. The RSUs vested 50% on the one-year anniversary of the grant date and the remaining 50% was to vest on the second anniversary of the grant date. However, Mr. Marathe retired from the Company in February 2026, and therefore the remaining 50% of the RSUs were ultimately forfeited.
10.Mr. Marathe retired on February 17, 2026, prior to the determination date of the fiscal year 2025 performance period for the 2025-2026 LTI PRSUs. Accordingly, all awarded PRSU shares, together with any unvested RSUs, were forfeited on such date.

Enovix Corporation	59	2026 Proxy Statement

Outstanding Equity Awards as of December 28, 2025
The following table shows certain information regarding outstanding equity awards held by each of our NEOs as of December 28, 2025.

		Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Dr. Raj Talluri	1/18/2023(2)	833,334	6,358,338	—	—
	4/8/2024(3)	129,931	991,374	—	—
	4/8/2024(4)	257,949	1,968,151	—	—
	4/8/2024 (5)	95,551	729,054	—	—
	4/8/2024 (6)	90,798	692,789	—	—
	4/1/2025 (4)	411,626	3,140,706	—	—
	4/1/2025 (7)	168,813	1,288,043	—	—
	4/1/2025 (8)	—	—	235,215	1,794,690

Ryan Benton	4/14/2025 (9)	748,752	5,712,978	—	—

Ajay Marathe	11/14/2022(2)	319,317	2,436,389	—	—
	4/8/2024(3)(12)	45,106	344,159	—	—
	4/8/2024(4)(12)	84,573	645,292	—	—
	4/8/2024 (5)	33,170	253,087	—	—
	1/6/2025(10)(12)	160,513	1,224,714	—	—
	4/1/2025 (4)(12)	117,607	897,341	—	—
	4/1/2025 (11)	—	—	67,204	512,767

Arthi Chakravarthy	5/1/2023(2)	117,414	895,869	—	—
	4/8/2024(3)	28,267	215,677	—	—
	4/8/2024(4)	63,430	483,971	—	—
	4/8/2024 (5)	20,786	158,597	—	—
	4/8/2024 (6)	22,326	170,347	—	—
	4/1/2025 (4)	88,205	673,004	—	—
	4/1/2025 (7)	36,174	276,008	—	—
	4/1/2025 (8)	—	—	50,403	384,575
1.The amounts in this column are based on the closing stock price of our common stock of $7.63 on December 26, 2025, the last trading day of fiscal year 2025.
2. 1/5th of the shares of common stock underlying the RSUs vest on the one-year anniversary of the grant date and the remaining shares vest in 48 equal monthly installments thereafter, subject to such individual’s continued service at each vesting date.
3.These RSUs vest in 36 equal installments on each monthly anniversary of the grant date, subject to such individual’s continued service at each vesting date.
4.These RSUs vest in 16 equal installments on each quarterly anniversary of the grant date, subject to such individual’s continued service at each vesting date.

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5.These PRSUs represent the portion of the 2023 PRSUs that vested on February 12, 2025 based on the achievement of the 2024 performance criteria. 50% of these PRSUs were released on March 2, 2026 and the remaining 50% will be released on March 1, 2027, subject to continued service. The balance of the PRSUs initially granted were forfeited.
6.These PRSUs represent the portion of the 2024 PRSUs that vested on February 18, 2026 based on the achievement of the 2025 performance criteria. 50% of these PRSUs will be released on April 8, 2027 and the remaining 50% will be released on April 8, 2028, in each case subject to continued service. The balance of the PRSUs initially granted were forfeited.
7.These PRSUs represent the portion of the 2025 PRSUs that vested on February 18, 2026 based on the achievement of the 2025 performance criteria. 50% of these PRSUs will be released on April 1, 2027 and the remaining 50% will be released on April 1, 2028, in each case subject to continued service. The balance of the PRSUs initially granted were forfeited.
8.These PRSUs represent the number of 2025 PRSUs that are outstanding and eligible to vest subject to the achievement of the goals associated with the LTI plan for fiscal year 2026. Any earned PRSUs will vest on the Determination Date (as defined in the equity award agreement) and 50% of any earned PRSUs will be thereafter be released on April 1, 2028, with the remaining 50% to be released on April 1, 2029, in each case subject to continued service.
9. 1/5th of the shares of common stock underlying the RSUs vest on the one-year anniversary of the grant date and the remaining shares vest in 16 equal monthly installments thereafter, subject to such individual’s continued service at each vesting date.
10. 50% of the shares of common stock underlying the RSUs vest on the one-year anniversary of the grant date and the remaining shares vest on the second anniversary of the grant date.
11.Mr. Marathe’s last day of employment was February 17, 2026, prior to the determination date for the 2025 PRSUs tied to achievement of 2025 performance criteria. As such, all of those PRSUs were forfeited, together with the 2025 PRSUs reflected herein that are subject to achievement of goals associated with the LTI plan for fiscal year 2026.
12.An aggregate of 596,596 service-based RSUs held by Mr. Marathe were subsequently forfeited on February 17, 2026, which included the unvested portion of this award as of such date.

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Option Exercises and Stock Vested
The following table provides information on stock option exercises, RSUs and PRSUs vested for our NEOs during fiscal year 2025. There were no options exercised during the fiscal year 2025.

	RSUs/PRSUs

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Dr. Raj Talluri	659,431	6,526,187
Ryan Benton	—	—
Ajay Marathe	251,060	2,472,416
Arthi Chakravarthy	109,492	1,112,041
1.The number of shares vested reported in this column excludes the 2025 AIP payout, which was granted as fully vested RSUs instead of cash.
2.The values realized upon vesting for RSUs and PRSUs are based on the closing price of our common stock on the vesting dates. If the vesting date falls on a date the stock market is closed, the realized values are based on the latest available closing price of our common stock prior to the vesting date.
Potential Payments Upon Termination or Change of Control
Upon the termination of an NEO’s employment, the NEO is entitled to receive their base salary accrued through their last day of employment, as well as any unused vacation accrued through their last day of employment.
Change of Control and Severance Benefit Provisions
In each of our NEO’s employment agreements, the agreements contain a severance section that provides for severance benefits, including in connection with a Change of Control (all capitalized terms in this section, as defined in the employment agreements), subject to execution and effectiveness of a release of claims and compliance with their respective employment agreements, confidentiality agreements, and non-competition and non-solicitation agreements, as well as returning all Company documents and other Company property in their possession, custody or control, to us.
The severance section in our NEOs’ employment agreements provides that, in the event of a qualifying termination, which is either an involuntary termination of the executive’s employment by us without Cause, not including death or disability, or the executive’s resignation for Good Reason, such executive will be eligible to receive the following: (i) cash severance in an amount equal to 12 months (for Dr. Talluri) or nine months (for each other executive) of the executive’s base salary in effect as of the separation date, payable in installments; (ii) Company-paid health care coverage in effect as of the separation date for a period of up to 12 months (for Dr. Talluri) or nine months (for each other executive); (iii) a prorated amount of the executive’s target annual bonus in effect for the year of termination, payable in a lump sum at the same time annual bonuses are paid to the Company’s other employees; and (iv) the Company shall accelerate the vesting of the number of then-unvested shares subject to the executive’s equity awards that would have vested had the executive’s employment continued for 24 months (for Dr. Talluri) or 18 months (for each other executive) following the executive’s separation date. Additionally, if the qualifying termination occurs within the period commencing three months prior to and ending 12 months following the closing of a Change of Control, the executive will also be eligible to receiving vesting acceleration for 100% (for Dr. Talluri) or 75% (for each other executive) of the then-unvested shares subject to the executive’s equity awards (after taking into account the accelerated vesting described in clause (iv) of the immediately preceding sentence).
Severance Benefit Payment Tables
The following two tables quantify the severance and other benefits payable to each of our NEOs on a qualifying termination of employment, and on a qualifying termination of employment following a change of control, assuming the termination took place as of December 28, 2025. The amounts presented in the following tables could be different from the actual payments to our NEOs when the actual events occur.

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Potential Payments Upon a Qualifying Termination of Employment

Name	Cash Severance ($)(1)	Bonus ($)(2)	Value of Accelerated Equity Awards ($)(3)	COBRA Severance ($)(4)	Total ($)

Dr. Raj Talluri	625,006	625,006	8,096,521	13,696	9,360,229
Ryan Benton	318,750	180,625	1,714,003	—	2,213,378
Ajay Marathe	358,054	381,924	3,941,643	33,129	4,714,750
Arthi Chakravarthy	275,990	220,792	1,370,707	31,853	1,899,342
1.Pursuant to the terms of their respective employment agreements, the NEOs are entitled to 9 months of their base salary then in effect other than Dr. Talluri, who is entitled to receive the equivalent of 12 months of his base salary, all payable in accordance with ordinary payroll practices.
2.The amounts reported in this column represent the 2025 bonus target opportunities under the AIP for our NEOs with an assumption of a full year of employment, other than for Mr. Benton, which is pro-rated from his hire date of April 14, 2025. The amounts reported in this column are before any tax withholding and standard payroll deductions.
3.Pursuant to the terms of their respective employment agreements, the NEOs are entitled to acceleration of a portion of any unvested RSUs that are subject to continued service and have not been assumed by the successor entity (the "Unvested Service RSUs"), calculated assuming their employment had continued for a specified number of months. For Dr. Talluri, that amount is calculated assuming 24 months and for the remaining NEOs, that amount is calculated assuming 18 months (such number of RSUs, referred to as the "Qualifying Termination RSUs"). All of the unvested PRSUs are assumed to be forfeited for the purpose of this disclosure. The value of the accelerated equity awards was calculated using the closing price of our common stock on December 26, 2025 (the last trading day of fiscal year 2025), and the actual realized amount would be different from the estimate reported in this column.
4.Pursuant to the terms of their respective employment agreements, the NEOs are entitled to payment of their COBRA premiums for 9 months after the separation date, other than Dr. Talluri, who is entitled to payment of such premiums for 12 months. Mr. Benton does not currently participate in the Company’s health insurance program.
Potential Payments Upon a Qualifying Termination of Employment Following a Change of Control

Name	Cash Severance ($)(1)	Bonus ($)(2)	Value of Accelerated Equity Awards ($)(3)	COBRA Severance ($)(4)	Total ($)

Dr. Raj Talluri	625,006	625,006	18,351,531	13,696	19,615,239
Ryan Benton	318,750	255,000	4,713,234	—	5,286,984
Ajay Marathe	358,054	381,924	6,941,202	33,129	7,714,309
Arthi Chakravarthy	275,990	220,792	3,359,001	31,853	3,887,636
1.Pursuant to the terms of their respective employment agreements, the NEOs are entitled to 9 months of their base salary then in effect other than Dr. Talluri, who is entitled to receive the equivalent of 12 months of his base salary, all payable in accordance with ordinary payroll practices.
2.The amounts reported in this column represent the 2025 bonus target opportunities under the AIP for our NEOs with an assumption of a full year of employment, before any tax withholding and standard payroll deductions.
3.Pursuant to the terms of their respective employment agreements, the NEOs are entitled to receive the Qualifying Termination RSUs, as well as an acceleration of 75% of the remaining Unvested Service RSUs as of the termination date. In addition, pursuant to the terms of the 2021 Plan, the NEOs are entitled to acceleration of any outstanding PRSUs that have multiple levels of performance at 100% of the target level of performance if they are not otherwise assumed by the successor entity. The value of the accelerated equity awards was calculated using the closing price of our common stock on December 26, 2025 (the last trading day of fiscal year 2025), and the actual realized amount would be different from the estimate reported in this column.
4.Pursuant to the terms of their respective employment agreements, the NEOs are entitled to payment of their COBRA premiums for 9 months after the separation date, other than Dr. Talluri, who is entitled to payment of such premiums for 12 months. Mr. Benton does not currently participate in the Company’s health insurance program.

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Pay Ratio Disclosure
As required by SEC rules, we are providing disclosure about the relationship of the median annual total compensation of our employees to the annual total compensation of our CEO, Dr. Talluri, during fiscal year 2025.
We identified the median employee for fiscal year 2024 by examining annual total compensation using our payroll records based on (i) base salary earned for 2024 and (ii) the grant date fair value of equity awards granted during fiscal year 2024. We annualized the total base salary for any permanent employee that works full-time but was hired after January 1, 2024. For the calculation of median annual total compensation, we included all full-time employees as of December 29, 2024, excluding our CEO and employees in India and China, as they represented less than 5% of our total headcount. This employee population consisted of 545 employees, with approximately 80% living outside the U.S. For any employee paid in currency other than U.S. Dollars (USD), we applied the applicable foreign currency exchange rate as of December 29, 2024 to convert such employee’s total compensation into USD. We elected to apply a cost-of-living adjustment to employees outside the U.S. using the most recent purchasing power parity conversion factor from the World Bank, which resulted in a cost-of-living factor (applied to USD converted pay) of 0.31 for employees in Malaysia and 0.64 for employees in Korea.
For fiscal year 2025, we did not repeat the process conducted in 2024 to identify the median employee, as we believe there has been no change in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure. Accordingly, the median employee in 2025 is the same person as the median employee identified for fiscal year 2024, an equipment engineer based in Malaysia.
Once we confirmed our 2025 median employee, we then calculated the 2025 annual total compensation for such employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee’s annual total compensation in 2025 was approximately $52,000. After application of the cost-of-living adjustment described above, our median employee earned approximately $169,800 in total annual compensation. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table included in this Proxy Statement. With the cost-of-living adjustment, the estimated pay ratio is 47:1 between our CEO’s compensation and that of our median employee. Without the cost-of-living adjustment, the estimated pay ratio is 154:1 between our CEO’s compensation and that of our median employee.
The pay ratios reported above are a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described herein. SEC rules and guidance provide significant flexibility in how companies identify the median employee and calculate the pay ratio, which allows companies to use different methodologies, apply certain exclusions and make different assumptions particular to that company. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio disclosed above, as other companies may have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Enovix Corporation	64	2026 Proxy Statement

Pay Versus Performance
Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the table below includes information to demonstrate the relationship between NEO compensation and certain financial performance measures for fiscal years 2021 through 2025. For additional information about our performance-based pay philosophy and how we align executive compensation with our performance, refer to the “Compensation Discussion and Analysis” in this Proxy Statement.

							Value of Initial Fixed $100 Investment Based on:

Fiscal Year	SCT Total for Dr. Talluri - PEO ($)(1)	Compensation Actually Paid to Dr. Talluri ($)(2)	SCT Total for Mr. Rust -Former PEO ($)(1)	Compensation Actually Paid to Mr. Rust ($)(2)(9)	Average SCT Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)(9)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Loss ($ in Thousands)(7)	Revenue ($ in Thousands)(8)

2025	7,996,489	1,395,681	—	—	3,868,407	2,857,183	37	126	(156,607)	31,821
2024	11,452,248	7,430,266	—	—	3,906,121	3,092,758	55	88	(222,534)	23,074
2023	17,002,557	25,902,557	12,065,920	6,141,312	3,590,308	1,541,128	61	74	(214,132)	7,644
2022	—	—	2,447,077	(18,985,675)	5,880,518	743,504	61	73	(51,622)	6,202
2021	—	—	6,093,656	42,373,070	2,081,139	16,282,851	134	113	(125,874)	—
1.The amounts reported in this column are the total compensation amounts reported for each individual who served as our CEO (our principal executive officer or “PEO”), for each fiscal year in the “Total” column of the Summary Compensation Table (“SCT”). Dr. Talluri has served as our PEO during fiscal years 2025, 2024, and a part of fiscal year 2023. Mr. Rust served as our PEO during a part of fiscal year 2023 and all of fiscal years 2022 and 2021. Please refer to “Executive Compensation Tables - Summary Compensation Table” for additional information.
2.The amounts reported in this column represent the “compensation actually paid” (“CAP”) to Dr. Talluri and Mr. Rust for each fiscal year when they served as our PEO, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to each PEO during such fiscal years and are based on valuation assumptions required by the SEC, which are unlikely to reflect actual amounts realized at vesting or exercise (as applicable).
In accordance with the requirements of Item 402(v) of Regulation S-K, the following table shows the adjustments to the reported “Total” in the SCT to derive the CAP amount for the years presented below. Amounts for fiscal year 2024 have been revised to correct an administrative error identified in the current year and are presented as restated.

		2025	2024

SCT Total for Dr. Talluri - PEO		$7,996,489	$11,452,248
Less:	Reported value in SCT “Stock Awards” column	(6,999,998)	(10,420,816)
Plus:	Fair value at fiscal year-end of outstanding and unvested of equity awards granted in the fiscal year	5,532,586	8,341,139
Plus:	Change in fair value of outstanding and unvested equity awards granted in prior fiscal years	(6,144,843)	(1,529,334)
Plus:	Fair value at vesting of equity awards granted and vested in the fiscal year	1,202,024	1,660,358
Plus:	Change in fair value as of the vesting date of equity awards granted in prior fiscal years that vested in the fiscal year	(190,576)	(2,073,328)
CAP to Dr. Talluri - PEO		$1,395,681	$7,430,266

Enovix Corporation	65	2026 Proxy Statement

3.The amounts reported in this column are the average amounts reported for our NEOs as a group (excluding our PEO) in the “Total” column of the SCT for each fiscal year. For each of the following fiscal years, our non-PEO NEOs consisted of: (a) 2025: Messrs. Benton, Marathe and Ms. Chakravarthy; (b) 2024: Messrs. Ahmad, Marathe and Ms. Chakravarthy; (c) 2023: Messrs. Ahmad, Marathe, Pietzke, Lahiri, Schmitt and Ms. Chakravarthy; (d) 2022: Messrs. Pietzke, Marathe, Hejlek and Lahiri; and (e) 2021: Messrs. Pietzke and Lahiri.
4.The amounts reported in this column represent the average amount of the CAP to our non-PEO NEOs for fiscal years 2021 through 2025, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to our non-PEO NEOs during such fiscal years and are based on valuation assumptions required by the SEC, which are unlikely to reflect actual amounts realized at vesting or exercise (as applicable).
In accordance with the requirements of Item 402(v) of Regulation S-K, the following table shows the adjustments to the reported “Total” in the SCT to derive the CAP amount for the years presented below. Amounts for fiscal year 2024 have been revised to correct an administrative error identified in the current year and are presented as restated.

		2025	2024

SCT Average Total for Non-PEO NEOs		$3,868,407	$3,906,121
Less:	Reported value in SCT “Stock Awards” column	(3,333,325)	(3,313,316)
Plus:	Fair value at fiscal year-end of outstanding and unvested of equity awards granted in the fiscal year	3,137,670	2,439,209
Plus:	Change in fair value of outstanding and unvested equity awards granted in prior fiscal years	(1,117,712)	(330,019)
Plus:	Fair value at vesting of equity awards granted and vested in the fiscal year	327,868	566,046
Plus:	Change in fair value as of the vesting date of equity awards granted in prior fiscal years that vested in the fiscal year	(25,724)	(175,284)
Average CAP to Non-PEO NEOs		$2,857,183	$3,092,758
5.Our total shareholder return (“TSR”) represents the cumulative value of $100 as of end of each fiscal year presented if such amount were invested in our common stock at the market close on July 14, 2021 (the date of our common stock began trading on the Nasdaq Global Select Market under the symbol “ENVX”).
6.The amounts reported in this column represent the weighted cumulative value of the peer group’s TSR for each period reported. The peer group used for this purpose is the same peer group used in the review of our executive compensation. Please refer to “Compensation Discussion and Analysis—Other Aspects of Executive Compensation—Peer Group” for the names of the peer companies and other information. In our proxy statement last year, the peer group used was the peer group disclosed in our “Compensation Discussion and Analysis” section of the proxy statement.
7.The amounts reported in this column represent the net loss reported in our Annual Report on the Form 10-K for the applicable fiscal year.
8.While we use a number of financial and non-financial performance measures for the purpose of evaluating performance for our compensation programs, we determined that revenue is the key financial performance measure used by us to link compensation actually paid to our NEOs to our performance. The amounts reported in this column represent the revenue reported in our Annual Report on the Form 10-K for the applicable fiscal year.
9.The fair values of RSUs, PRSUs, and stock options included in the CAP to our PEOs and the average CAP to our Non-PEO NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for the fiscal year ended December 28, 2025. Any changes to the RSU and PRSU fair values from the grant date (for current year grants) and from prior year-end (for prior year grants) are based on our updated stock price at the respective measurement dates and updated performance metric projections (for PRSUs). Changes to the stock option fair values are based on the updated stock price at the respective measurement dates, in addition to updated expected option term, implied volatility of our stock over the updated expected option term, and risk-free rate assumptions. For all years presented, the meaningful increases or decreases in the year-end stock option fair value from the fair value on the grant date were primarily driven by changes in the stock price.

Enovix Corporation	66	2026 Proxy Statement

Most Important Financial Performance Measures to Determine 2025 Compensation Actually Paid
The table below lists our most important financial performance measures used to link CAP for our NEOs for fiscal year 2025 to our performance. These measures are used to determine the AIP payouts and the vesting criteria for PRSUs for the NEOs. The financial performance measures included in the following table are not ranked by relative importance.

Performance Matrix

Revenue
Operating expenses
Capital expenditures
Pay Versus Performance Relationship
The graphs below reflect the relationship between the CAP to PEO and average CAP to non-PEO NEOs to our revenue, our net loss and our TSR for fiscal years 2021 through 2025.
CAP versus Revenue

CAP vs Revenue (in thousands)
$50,000
$25,000
$0
$(25,000)
Amounts (in thousands)
$32,000
$24,000
$16,000
$8,000
$—
Revenue (in thousands)
2021
2022
2023
2024
2025
Fiscal year
Dr. Talluri - PEO CAP
Mr. Rust - Former PEO CAP
Average CAP to Non-PEO NEOs
Revenue

Enovix Corporation	67	2026 Proxy Statement

CAP versus Net Loss

CAP vs Net Loss (in thousands)
Amounts (in thousands)
Net Loss (in thousands)
$50,000
$25,000
$—
$(25,000)
$—
$(50,000)
$(100,000)
$(150,000)
$(200,000)
$(250,000)
2021
2022
2023
2024
2025
Dr. Talluri - PEO CAP
Mr. Rust - Former PEO CAP
Average CAP to Non-PEO NEOs
Net Loss

CAP versus Cumulative Total Shareholder Return

CAP vs TSR (Value of Initial Fixed $1 00 Investment)
$50,000
$25,000
$—
$(25,000)
Amounts (in thousands)
$150
$100
$50
$—
Total Shareholder Return
2021
2022
2023
2024
2025
Dr. Talluri - PEO CAP
Mr. Rust - Former PEO CAP
Average CAP to Non-PEO NEOs
Company TSR
Peer Group TSR

Enovix Corporation	68	2026 Proxy Statement

PROPOSAL NO. 3
Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. In order to ensure continuing audit independence and objectivity, the Audit Committee will periodically consider whether there should be a rotation of the independent external audit firm. In accordance with the SEC-mandated rotation of the audit firm’s lead engagement partner, the Audit Committee is also involved in the selection of our lead engagement partner.
The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending January 3, 2027. Deloitte currently serves as our independent registered public accounting firm and has served in such capacity since 2021. The members of the Audit Committee and Board believe that the retention of Deloitte to serve as our independent external auditor is in the best interest of the Company and our stockholders. In selecting Deloitte, the Audit Committee considered, among other things: the firm’s capability and expertise, the effectiveness and efficiency of its audit services; results from periodic management and Audit Committee performance assessments; and the appropriateness of fees in the context of audit scope.
We are asking our stockholders to ratify the appointment of Deloitte as our independent registered public accounting firm at the Annual Meeting. Representatives of Deloitte are expected to be present at the Annual Meeting and will be given an opportunity to make a statement and respond to appropriate questions.
As a matter of good corporate governance, the Audit Committee is submitting the appointment of Deloitte as our independent registered public accounting firm to our stockholders for ratification, even though it is not required under our Bylaws nor other governing documents or applicable law. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to appoint new independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the fiscal year if they determine that such a change would be in the best interests of the Company and its stockholders.

✓
The Board of Directors Unanimously Recommends a Vote “For” the Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending January 3, 2027.

Enovix Corporation	69	2026 Proxy Statement

Principal Accountant Fees and Services
The following table sets forth the aggregate fees billed for professional audit services and other services rendered by Deloitte for fiscal years 2025 and 2024. All of the services described in the following fee table were approved by the Audit Committee.

	Fiscal Years Ended

	December 28, 2025	December 29, 2024

	($ In thousands)

Audit Fees(1)	2,302	2,417
Audit-Related Fees(2)	20	370
Tax Fees(3)	33	18
All Other Fees(4)	2	2
Total Fees	2,357	2,807
1.Audit Fees - This category includes the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of our financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory audit and regulatory filings, business combinations and other matters for those fiscal years.
2.Audit-Related Fees - This category generally consists of assurance and related services, such as equity and finance offerings and are not reported under “Audit Fees” above.
3.Tax Fees - This category consists of services for tax compliance, tax advice, and tax planning.
4.All Other Fees - This category consists of annual subscription for accounting literature.
Pre-Approval Policies and Procedures
Our Audit Committee has procedures in place for the pre-approval of all audit services, audit-related services, tax services, and other services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. Our Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of services other than audit services by Deloitte is compatible with maintaining the principal accountant’s independence.

Enovix Corporation	70	2026 Proxy Statement

Report of the Audit Committee
The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of the Nasdaq Stock Market LLC and the rules and regulations of the Securities and Exchange Commission. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.
With respect to Enovix’s financial reporting process, its management is responsible for establishing and maintaining internal controls and preparing its financial statements. Enovix’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of Enovix’s financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare financial statements. These are the fundamental responsibilities of management.
In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 28, 2025 with management and Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Enovix’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025 for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Bernard Gutmann (Chair)
Joseph Malchow
Pegah Ebrahimi
J. Daniel McCranie
This report of the Audit Committee will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

Enovix Corporation	71	2026 Proxy Statement

Security Ownership

Just in Time for the Future™

ENOVIX

Security Ownership
The following table sets forth information regarding the beneficial ownership of shares of our common stock as of April 5, 2026 by: (i) each person known by us to beneficially own more than 5% of our common stock; (ii) each of our directors and nominees for director; (iii) each of our NEOs; and (iv) all current executive officers and directors as a group.
Applicable percentages are based on 217,512,385 shares of common stock outstanding on April 5, 2026, adjusted as required by SEC rules. We have determined beneficial ownership in accordance with the rules and regulations of the SEC. Each stockholder’s beneficial ownership and corresponding percentage include exercisable options, warrants, RSUs and PRSUs that become exercisable or may be settled within 60 days of April 5, 2026, at the discretion of the stockholder. These securities are deemed to be outstanding and beneficially owned by the person holding such options, warrants, RSUs or PRSUs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, and their business address is c/o Enovix Corporation, 3501 W. Warren Avenue, Fremont, California 94538.

	Beneficial Ownership of Common Stock

Beneficial Owner	Number of Shares (#)	Percent of Total (%)

Greater Than 5% Stockholder
The Vanguard Group(1)	16,222,783	7.5
BlackRock, Inc.(2)	11,805,266	5.4
Named Executive Officers and Directors
Thurman John Rodgers (3)	26,095,428	11.8
Betsy Atkins (4)	268,095	*
Ryan Benton (5)	154,688	*
Arthi Chakravarthy (6)	140,522	*
Pegah Ebrahimi (7)	67,303	*
Bernard Gutmann (8)	62,661	*
Joseph Malchow (9)	680,965	*
Ajay Marathe (10)	297,308	*
J. Daniel McCranie (11)	17,808	*
Gregory Reichow (12)	52,645	*
Dr. Raj Talluri (13)	795,983	*
All current directors and executive officers as a group (10 individuals) (14)	28,336,098	12.7
*Less than one percent
1.According to the Schedule 13G/A (Amendment No. 1) filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. (Vanguard), of the 12,928,993 shares of our common stock beneficially owned as of December 31, 2023, Vanguard has (a) sole voting power with respect to 0 shares, (b) sole dispositive power with respect to 12,528,320 shares, (c) shared voting power with respect to 255,612 shares and (d) shared dispositive power with respect to 400,673 shares. The business

Enovix Corporation	73	2026 Proxy Statement

address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The shares beneficially owned by Vanguard may have changed since the Schedule 13G/A filing. On March 26, 2026, Vanguard filed a Schedule 13G/A (Amendment No. 2) reporting that on January 12, 2026, it went through an internal realignment pursuant to which certain subsidiaries or business divisions of subsidiaries of Vanguard, that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis) from Vanguard. Accordingly, Vanguard has stated that it no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions. As of the date of this Proxy Statement, Enovix has not received any filings from such subsidiaries and/or business divisions reflecting the disaggregated ownership.
2.According to the Schedule 13G/A filed with the SEC on January 29, 2024 by BlackRock, Inc. (BlackRock), of the 9,886,741 shares of our common stock beneficially owned as of December 31, 2023, BlackRock has (a) sole voting power with respect to 9,730,783 shares and (b) sole dispositive power with respect to 9,886,741 shares. The business address of BlackRock is 50 Hudson Yards, New York, New York 10001. The shares beneficially owned by BlackRock may have changed since the Schedule 13G/A filing.
3.Consists of (i) 20,864,042 shares of common stock held by the Rodgers Massey Revocable Living Trust dtd 4/4/11, Thurman John Rodgers, Trustee, (ii) 1,120,114 shares of common stock held by the Rodgers Family Freedom and Free Markets Charitable Trust, (iii) 4,100,000 shares of common stock issuable to the Rodgers Massey Revocable Living Trust dtd 4/4/11, Thurman John Rodgers, Trustee pursuant to a warrant exercisable within 60 days of April 5, 2026, and (iv) 11,272 shares of common stock held by Mr. Rodgers.
4.Consists of (i) 116,404 shares of common stock held directly by Ms. Atkins, (ii) 51,691 shares of common stock issuable to Ms. Atkins pursuant to options exercisable within 60 days of April 5, 2026, and (iii) 100,000 shares of common stock issuable to Ms. Atkins pursuant to a warrant exercisable within 60 days of April 5, 2026.
5.Consists of (i) 4,938 shares of our common stock held directly by Mr. Benton and (ii) 149,750 shares of common stock issuable to Mr. Benton upon the vesting of RSUs within 60 days of April 5, 2026.
6.Consists of (i) 122,260 shares of common stock held directly by Ms. Chakravarthy and (ii) 18,262 shares of common stock issuable to Ms. Chakravarthy upon the vesting of RSUs within 60 days of April 5, 2026.
7.Consists of 67,303 shares of common stock held directly by Ms. Ebrahimi.
8.Consists of 62,661 shares of common stock held directly by Mr. Gutmann.
9.Consists of (i) 430,965 shares of common stock held directly by Mr. Malchow, (ii) 4,400 shares of common stock held by Mr. Malchow and his spouse, (iv) 1,300 shares held by his child, (v) 250,000 shares of common stock issuable to Mr. Malchow pursuant to a warrant exercisable within 60 days of April 5, 2026.
10.Consists of 297,308 shares of common stock held directly by Mr. Marathe. The amount reported as beneficially owned by Mr. Marathe is based solely on information contained in the last Form 4 filed by Mr. Marathe with the SEC prior to the cessation of his employment in February 2026.
11.Consists of (i) 11,871 shares of common stock held directly by Mr. McCranie and (ii) 5,937 shares of common stock issuable upon the vesting of RSUs within 60 days of April 5, 2026.
12.Consists of 52,645 shares of common stock held by Mr. Reichow. Pursuant to the Eclipse GP III, LLC Agreement, Mr. Reichow is deemed to hold any RSUs for the benefit of Eclipse Ventures, LLC ("Eclipse"), which is entitled to hold the shares upon settlement of the RSUs. Eclipse may be deemed the indirect beneficial owner of such shares, and Mr. Reichow is a partner of and may be deemed to share voting and dispositive power over shares held by Eclipse.
13.Consists of (i) 687,280 shares of common stock held directly by Dr. Talluri and (ii) 108,703 shares of common stock issuable upon the vesting of RSUs within 60 days of April 5, 2026.
14.Consists of (i) 28,336,098 shares of common stock held by all of our current directors and executive officers as a group (ii) 51,691 shares of common stock issuable pursuant to options exercisable within 60 days of April 5, 2026, (iii) 282,652 shares of common stock issuable upon the vesting of RSUs within 60 days of April 5, 2026, and (iv) 4,450,000 shares of common stock issuable pursuant to warrants exercisable within 60 days of April 5, 2026.

Enovix Corporation	74	2026 Proxy Statement

Certain Relationships and Related Party Transactions
Other than compensation arrangements for our directors and executive officers, which are described in the section titled “Executive Compensation,” below is a description of transactions since December 28, 2025. A related person transaction includes transactions in which:
•we have been or are to be a participant;
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of any class of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Convertible Senior Notes
On April 20, 2023, the Company issued $172.5 million aggregate principal amount of Convertible Senior Notes, pursuant to an indenture, dated as of April 20, 2023, between the Company and U.S. Bank Trust Company, National Association, as trustee. $10.0 million principal amount of the Convertible Senior Notes were issued to an entity affiliated with Thurman John Rodgers, Chairman of the Board of Directors, in a concurrent private placement. The Convertible Senior Notes are unsecured obligations of the Company and bear interest at a rate of 3.0% per year from April 20, 2023, and are payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2023. The Convertible Senior Notes will mature on May 1, 2028 unless earlier converted, redeemed or repurchased.
Employment Relationships
The Company employs a family member of the Company’s current Chief Executive Officer and a member of our Board of Directors, Dr. Raj Talluri, Suraj Talluri. Mr. Talluri joined the Company in January 2024 and assists with sales in North America. His compensation during fiscal year 2025 was approximately $208,000, reflecting base salary and bonus, and his target compensation was determined based on reference to external market practices of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our current Chief Executive Officer. Mr. Talluri is also eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who were not related to our current Chief Executive Officer.
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a formal written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of related person transactions. The Audit Committee of our Board of Directors has the primary responsibility for reviewing and approving or ratifying transactions with related persons, which include our executive officers, directors, director nominees, beneficial owners of more than 5% of our common stock, and any immediate family member of the aforementioned persons. Under our policy, a “related person transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness, subject to certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act.

Enovix Corporation	75	2026 Proxy Statement

To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering a related person transaction, our Audit Committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•the risks, costs, and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the extent of the related person’s interest in the transaction;
•the purpose and terms of the transaction;
•management’s recommendation with respect to the proposed related person transaction;
•the availability of other sources for comparable services or products; and
•whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction.
Our Audit Committee will approve only those transactions that it determines are fair to us and in our best interests. Except as set forth above, there were no related person transactions in fiscal year 2025, and there are not currently any proposed related person transactions, that would require disclosure under SEC rules.

Enovix Corporation	76	2026 Proxy Statement

General Information Annual Meeting and Voting

Just in Time for the Future™

ENOVIX

General Information
Annual Meeting and Voting
2026 Annual Meeting of Stockholders
Our 2026 Annual Meeting of Stockholders will be held Thursday, June 11, 2026 at 1:30 p.m. Pacific Daylight Time. The Notice of Annual Meeting, this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 (collectively, the “proxy materials”) are first being furnished by and on behalf of the Board of Directors of Enovix Corporation on or about April 24, 2026.
Board of Directors Recommendation

Proposal		Board Recommendation

1	Election of Directors	“FOR” each nominee
2	Advisory Vote to Approve the Compensation of Our Named Executive Officers	“FOR”
3	Vote to Ratify the Appointment of Independent Registered Public Accounting Firm	“FOR”
How You Can Vote
To vote online in advance of the Annual Meeting, go to www.proxyvote.com. You will be asked to provide the control number from the printed proxy card. Your internet vote must be received by 8:59 p.m. Pacific Daylight Time on Wednesday, June 10, 2026 to be counted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted as reflected in the table above.
Annual Meeting Proposals
There are three matters scheduled for a vote:

Proposal 1	To elect eight directors to hold office until the 2027 Annual Meeting of Stockholders

Proposal 2	To approve, on an advisory basis, the compensation of our named executive officers

Proposal 3	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2027

Stockholders of record at the close of business on April 13, 2026, the record date for the Annual Meeting, may vote at the Annual Meeting. Stockholders as of the record date are entitled to one vote for each share held on all matters properly brought before the Annual Meeting.
Proxy Materials
Pursuant to SEC rules, we have elected to send full sets of our proxy materials to our stockholders and have also made the proxy materials available over the internet at www.proxyvote.com. We have sent you the proxy materials because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. Please follow the voting instructions on the printed proxy card that you received.
On the record date, there were 217,853,201 shares of common stock, par value $0.0001 per share, outstanding and entitled to vote. We intend to commence mailing the proxy materials on or about April 24, 2026 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials will be made available to stockholders on the internet on the same date.

Enovix Corporation	78	2026 Proxy Statement

Please note that, while our proxy materials are available at the www.proxyvote.com website and on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document and these website addresses, where included in this Proxy Statement, are intended to provide inactive, textual references only.
Voting and Solicitation
PROPOSAL NO. 1 – Directors are elected by a plurality of the votes, meaning the eight nominees receiving the most “For” votes from the holders of shares present by remote communication or represented by proxy and entitled to vote on the election of directors will be elected. You may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. A broker non-vote (as described below) will not have any effect on the voting outcome. If any nominee becomes unavailable for election, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board of Directors.
PROPOSAL NO. 2 – The advisory vote on executive compensation (commonly referred to as “Say-on-Pay”) will be decided by the affirmative vote of the majority of the shares present by remote communication or represented by proxy and entitled to vote on the proposal. You may vote “For” or “Against” or abstain from voting on Proposal No. 2. An abstention will have the same effect as a vote “Against” and a broker non-vote will not have any effect on the voting results. This is an advisory vote and is not binding on our Board of Directors. However, our Board and Compensation Committee will take into account the outcome of the vote when considering future decisions regarding executive compensation.
PROPOSAL NO. 3 – For the proposal to ratify the appointment of Deloitte & Touche LLP, you may vote “For” or “Against” or abstain from voting. An abstention will have the same effect as a vote “Against” Proposal No. 3. The vote will be decided by the affirmative vote of a majority of shares present by remote communication or represented by proxy and entitled to vote on the proposal.
Votes will be counted by the inspector of election, who will separately count:
•Proposal No. 1 - votes “For,” “Withhold” and broker non-votes.
•Proposal No. 2 - votes “For” and “Against,” as well as abstentions.
•Proposal No. 3 - votes “For” and “Against,” as well as abstentions.
Voting Requirements by Proposal
The following table summarizes the voting requirements for each proposal:

Proposal Number		Vote Required	Broker Discretionary Voting Allowed

1	Election of Directors	Plurality of votes cast for each nominee	No
2	Advisory Vote to Approve Compensation of Named Executive Officers	Majority of shares present or represented by proxy and entitled to vote	No
3	Ratification of the Appointment of Deloitte & Touche LLP	Majority of shares present or represented by proxy and entitled to vote	Yes
Broker Non-Votes
If a beneficial owner of shares does not give voting instructions to their broker on matters deemed to be “non-routine,” the broker cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Since Proposal Nos. 1 and 2 are considered to be “non-routine,” we expect broker non-votes to exist in connection with Proposal Nos. 1 and 2. Proposal No. 3 is considered to be “routine,” and therefore we do not expect broker non-votes to exist in connection with Proposal No. 3.
Abstentions will be counted towards the vote total and will have the same effect as “Against” votes for Proposal Nos. 2, and 3.

Enovix Corporation	79	2026 Proxy Statement

Stockholder Categories and Definitions
Beneficial Owner
If your shares are held in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and the broker or bank will send the proxy materials and voting instructions to you. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid legal proxy from your broker, bank or other agent. Check with your broker, bank, or other agent, and follow the instructions you receive during the registration process prior to the Annual Meeting.
Stockholder of Record
You are considered a stockholder of record if your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (as of the record date). As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting to ensure your vote is counted.
Voting Procedures by Type of Stockholder
Beneficial Owner - Voting Process
If you are a beneficial owner, you should have received proxy materials containing voting instructions from your broker or bank, rather than directly from us. Simply follow the voting instructions in the proxy materials to ensure that your vote is counted. If you are a beneficial owner, your broker may not vote your shares on Proposal Nos. 1 and 2 without your instructions, but may vote your shares on Proposal No. 3, even in the absence of your instruction. To ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive. As a beneficial owner, if you prefer to vote online at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other agent, which instructions should have been included with the proxy materials.
Stockholder of Record - Voting Process
If you are a stockholder of record, you may vote (1) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card or (2) online during the Annual Meeting.
•To vote in advance of the Annual Meeting using a printed proxy card that was delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the control number from the email or printed proxy card. Your telephone vote must be received by 8:59 p.m. Pacific Daylight Time on Wednesday, June 10, 2026 to be counted.
•To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/ENVX2026, starting at 1:30 p.m. Pacific Daylight Time on Thursday, June 11, 2026. The webcast will open 15 minutes before the start of the Annual Meeting.
You may still attend the Annual Meeting and vote online even if you have already voted by proxy. If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online at the Annual Meeting, your shares will not be voted.
Attending the Virtual Annual Meeting
In order to enter the Annual Meeting, you will need the 16-digit control number, which is included with your voting instruction card received from your broker, bank or other agent if you are the beneficial owner and hold your shares in “street name” or included in the proxy materials or on your proxy card if you are the stockholder of record of shares of our common stock.
Instructions on how to attend and participate in our Annual Meeting are also available at http://www.virtualshareholdermeeting.com/ENVX2026.

Enovix Corporation	80	2026 Proxy Statement

We recommend that you log in a few minutes before 1:30 p.m. Pacific Daylight Time to ensure you are logged in when the Annual Meeting starts. If you would like to submit a question during the Annual Meeting, you may log in to www.virtualshareholdermeeting.com/ENVX2026 using your control number, type your question into the “Ask a Question” field, and click “Submit.” The webcast will open at 1:15 p.m. Pacific Daylight Time, on June 11, 2026.
Annual Meeting Logistics
Beginning at 1:15 p.m. Pacific Daylight Time and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with technical difficulties they may have with accessing or hearing the virtual meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/ENVX2026 or at www.proxyvote.com.
Any stockholder can attend the Annual Meeting as a guest, if they were not a stockholder as of the record date, or they misplaced their 16-digit control number, by registering as a “guest” online at www.virtualshareholdermeeting.com/ENVX2026 prior to the Annual Meeting. Please note that if you are registered as a guest to attend the virtual Annual Meeting, you will be unable to vote your shares.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will find posted our rules of conduct for the Annual Meeting when you log in prior to its start. During any question-and-answer session of the Annual Meeting, we will address questions pertinent to meeting matters, subject to time constraints. Questions that are substantially similar may be grouped and answered once to avoid repetition.
For the ten days prior to the Annual Meeting, a list of stockholders of record will be available upon request via ir@enovix.com for examination by any stockholder for any purpose germane to the Annual Meeting.
Householding
For stockholders who are beneficial owners, companies and intermediaries, such as brokers, are permitted to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering one set of proxy materials to those stockholders residing at the shared address. This process is referred to as “householding.” Upon written or oral request, we will promptly deliver a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy. A stockholder who wishes to receive a separate copy of proxy materials, now or in the future, should send a written request to: Enovix Corporation, 3501 W. Warren Avenue, Fremont, California 94538, Attention: Chief Legal Officer, or by phone call or email at (510) 844-2829 or gc@enovix.com.
Stockholders residing at a shared address who currently receive multiple copies of our proxy materials, and wish to request a single copy be mailed going forward, should contact their bank or broker.
Revocability of Proxies
You can revoke your proxy at any time before the final vote at the Annual Meeting. Your most current proxy card or telephone or internet proxy is the one that is counted. If you are the stockholder of record of your shares, you may revoke your proxy in one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to our Secretary at Enovix Corporation, 3501 W. Warren Avenue, Fremont, California 94538.
•You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If you are the beneficial owner, you may revoke your proxy in accordance with the instructions provided by your broker, bank or other agent to revoke your proxy.

Enovix Corporation	81	2026 Proxy Statement

Expenses of Proxy Solicitation
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have engaged Broadridge Financial Solutions, an independent tabulator, to receive and tabulate the proxies, to service as inspector of elections and to certify the results. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Quorum Requirement
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting by remote communication or represented by proxy. On the record date, there were 217,853,201 shares outstanding and entitled to vote. Thus, the holders of 108,926,602 shares must be present at the Annual Meeting by remote communication or represented by proxy at the Annual Meeting to have a quorum. The inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present. Your shares will be counted towards the quorum only if you submit a valid proxy, or one is submitted on your behalf by your broker, bank or other agent, or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Annual Meeting may be adjourned by the chairperson of the Annual Meeting or the vote of the holders of a majority of shares represented at the Annual Meeting and entitled to vote thereon.
Annual Meeting - Results of Voting
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not yet available, we intend to file a Current Report on Form 8-K to disclose preliminary results and, within four business days after the final results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.
Stockholder Proposals - 2027 Annual Meeting of Stockholders
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2027 Annual Meeting of Stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 24, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act, regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Stockholder proposals should be addressed to:
Enovix Corporation
Attention: Secretary
3501 W. Warren Avenue
Fremont, California 94538
Our Amended and Restated Bylaws (the “Bylaws”) also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the notice with respect to such annual meeting delivered to stockholders, (ii) brought specifically by or at the direction of our Board of Directors, or a duly authorized committee of our Board of Directors, or (iii) properly brought before the meeting in accordance with our Bylaws by a stockholder of record entitled to vote at the meeting. To be properly brought, notice of the proposal must contain the information required by our Bylaws and must be received by our Secretary at our principal executive offices not earlier than the close of business on February 11, 2027 and not later than the close of business on March 13, 2027.

Enovix Corporation	82	2026 Proxy Statement

In the event that we hold the 2027 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2027 Annual Meeting of Stockholders and no later than the close of business on the later of the following two dates:
•the 90th day prior to the 2027 Annual Meeting of Stockholders; or
•the 10th day following the day on which public announcement of the date of our 2027 Annual Meeting of Stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Director Nominations
Holders of our common stock may propose director candidates for consideration by the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”). Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Information Regarding the Board of Directors and Corporate Governance—Nominating and Corporate Governance Committee.”
Our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director candidate, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above for stockholder proposals that are not intended to be included in a proxy statement.
In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19 under the Exchange Act.

Enovix Corporation	83	2026 Proxy Statement

Other Information
Equity Compensation Plan Information
The following table shows certain information with respect to all of our equity compensation plans in effect as of December 28, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(2) (#)	Weighted- average exercise price of outstanding options, warrants and rights (b)(3) ($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(4) (#)

Equity compensation plans approved by stockholders(1)	13,590,820	9.69	26,547,903
Equity compensation plans not approved by stockholders	—	—	—
Total	13,590,820	9.69	26,547,903
1.Includes our 2006 Equity Incentive Plan (the “2006 Plan”), 2016 Equity Incentive Plan (the “2016 Plan”), 2021 Equity Incentive Plan (the “2021 Plan”), and 2021 Employee Stock Purchase Plan (the “2021 ESPP”). No additional equity awards may be granted under the 2006 Plan or 2016 Plan. These amounts reflect 1,206,554 outstanding stock options and 12,384,266 outstanding RSUs and PRSUs.
2.Excludes future rights to purchase shares of common stock under our 2021 ESPP, which depend on a number of factors described in our 2021 ESPP and will not be determined until the end of the applicable purchase period.
3.Represents the weighted-average exercise price of our outstanding stock options only. The weighted-average exercise price excludes any outstanding units subject to RSU awards, which have no exercise price.
4.Consists of 15,194,358 shares of our common stock available for issuance under our 2021 Plan and 11,353,545 shares of our common stock available for issuance under our 2021 ESPP, which includes estimated Evergreen Increases (as defined below). The 2021 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2022 and ending on January 1, 2031, in an amount equal to 4% of the total number of shares of common stock outstanding on December 31 of the preceding year, or such lesser number of shares of common stock as determined by our Board of Directors prior to January 1 of a given year (the “2021 Plan Evergreen Increase”). In addition, the 2021 ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1 of each year for a period of up ten years commencing on January 1, 2022 and ending on January 1, 2031, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, and (ii) 2,000,000 shares of common stock; or such lesser number of shares of common stock as determined by our Board of Directors prior to January 1 of a given calendar year (the “2021 ESPP Evergreen Increase” and together with the 2021 Plan Evergreen Increase, the “Evergreen Increases”). Accordingly, on January 1, 2026, the number of shares of common stock available for issuance under the 2021 Plan and the 2021 ESPP automatically increased pursuant to these provisions, as follows: the 2021 Plan Evergreen Increase was 8,662,339 shares, and the 2021 ESPP Evergreen Increase was 2,000,000.
Delinquent Section 16(a) Reports
Pursuant to Section 16 of the Exchange Act, executive officers, directors, and holders of more than 10% of the Company’s common stock are required to file reports of their trading in Company equity securities with the SEC. Based solely on a review of the copies of such reports filed with the SEC during with respect to the last fiscal year, and written representations from certain reporting persons that no other filings were required, the Company believes that all filings required to be made by its reporting persons complied with all applicable Section 16 filing requirements during fiscal year 2025, with the exception of the following: Kristina Truong (three reports for seven transactions); Raj Talluri (two reports for two transactions); J. Daniel McCranie (Form 3 and one report for two transactions); Greg Reichow, Ajay Marathe and Arthi Chakravarthy (one report for one transaction each); Betsy Atkins (one report for two transactions) and Joseph Malchow (one report for three transactions).  Each of these was not reported timely due to an inadvertent administrative error.

Enovix Corporation	85	2026 Proxy Statement

2025 Annual Report
A copy of our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 at the investors section of our website at https://ir.enovix.com. A copy of our Annual Report on Form 10-K for the year ended December 28, 2025 is available without charge upon written request to Enovix Corporation, 3501 W. Warren Avenue, Fremont, California 94538, Attention: Chief Legal Officer.
Information Regarding Non-GAAP Financial Measures

	Fiscal Years Ended
	December 28, 2025	December 29, 2024
Revenue:
Product revenue	$31,821	$23,074
Revenue	$31,821	$23,074

Cost of revenue:
Product cost	$25,716	$25,119
GAAP cost of revenue	$25,716	$25,119
Stock-based compensation expense	-$1,197	-$320
Inventory step-up	$0	-$1,907
Non-GAAP cost of revenue	$24,519	$22,892

GAAP gross profit (loss)	$6,105	-$2,045
Stock-based compensation expense	$1,197	$320
Inventory step-up	$0	$1,907
Non-GAAP gross profit	$7,302	$182

GAAP gross margin - percentage of revenue	19%	(9)%
Non-GAAP gross margin - percentage of revenue	23%	0.9%

Enovix Corporation	86	2026 Proxy Statement

Other Matters
The Board of Directors does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy will have discretion to vote the shares of our common stock they represent on such matters in accordance with their best judgment.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. Therefore you are urged to vote as promptly as possible to ensure your vote is counted.

The Board of Directors
Fremont, California
April 24, 2026

Enovix Corporation	87	2026 Proxy Statement

©2026 Enovix Corporation. All rights reserved. Enovix is a registered trademark of Enovix Corporation.

ENOVIX

ENOVIX CORPORATION
3501 W. WARREN AVENUE
FREMONT, CA 94538

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 p.m. Pacific Daylight Time on June 10, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ENVX2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 p.m. Pacific Daylight Time on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92628-P45103

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENOVIX CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect each of the Board of Directors' eight nominees for director named in the accompanying proxy statement, to serve as directors until the 2027 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Thurman John Rodgers
02) Betsy Atkins
03) Pegah Ebrahimi
04) Bernard Gutmann
05) Joseph Malchow
06) J. Daniel McCranie
07) Gregory Reichow
08) Dr. Raj Talluri

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2027.	☐	☐	☐

NOTE: Your proxy holder is authorized to vote, in their discretion, upon such other business as may properly come before the 2026 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V92629-P45103

ENOVIX CORPORATION
Annual Meeting of Stockholders
June 11, 2026 1:30 p.m. PDT
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Arthi Chakravarthy, Chief Legal Officer, as proxy, with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ENOVIX CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 1:30 p.m. PDT on June 11, 2026, at www.virtualshareholdermeeting.com/ENVX2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxy holder is authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

Please mark, sign and return this proxy card promptly using the enclosed reply envelope.

Continued and to be signed on reverse side